As filed with the Securities and Exchange Commission on June 8, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________

URSTADT BIDDLE PROPERTIES INC.

(Exact name of registrant as specified in its charter)
State of Maryland	04-2458042
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

321 Railroad Avenue, Greenwich,	06830
CT	(Zip Code)
(Address of Principal Executive
Offices)

(203) 863-8200
(Registrant’s telephone number, including area code)

Charles D. Urstadt	Willing L. Biddle
Chairman	President, Chief Executive
Urstadt Biddle Properties Inc.	Officer
321 Railroad Avenue	Urstadt Biddle Properties Inc.
Greenwich, Connecticut 06830	321 Railroad Avenue
(203) 863-8200	Greenwich, Connecticut 06830
(203) 863-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Carol B. Stubblefield, Esq.
Baker & McKenzie LLP
1114 Avenue of the Americas
New York, NY 10036
(212) 626-4729

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a	Smaller reporting company ☐
smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

__________

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
Title of each class of securities to be	Amount to be	offering price per	aggregate offering	Amount of
registered	registered(1)	unit(2)	price(3)	registration fee(4)
Class A Common Stock	2,684,005	$14.78	$39,669,593.90	$5,150

(1)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of shares of Class A common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Based on the average of the high and low prices of our Class A common stock reported on the New York Stock Exchange on June 3, 2020, pursuant to Rule 457(c) of the Securities Act of 1933, as amended.

(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended

(4)	The Registration Fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this Registration Statement by the amount of the filing fee associated with the unsold securities from the Registrant’s Form S-3 Registration Statement, filed by the Registrant with the Commission on June 9, 2017 (SEC File No. 333- 218628) for a maximum aggregate offering price of $53,315,948 (the “Prior Registration Statement”). Of that amount, Registrant issued no Class A common stock, leaving a balance of unsold securities with an aggregate offering price of $53,315,948. The associated filing fee of $6,180 for such unsold securities, calculated under Rule 457(o), is hereby used to offset the current registration fee due. Accordingly, the full amount of the $5,150 registration fee currently due for this Registration Statement has been paid by offset against the balance of the fee paid for the Prior Registration Statement. Pursuant to Rule 457(p), the offering of the unsold securities under the Prior Registration Statement will be deemed terminated as of the date hereof.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, dated June 8, 2020

PROSPECTUS

2,684,005 shares of
Class A Common Stock

This prospectus relates to the possible issuance of up to 2,684,005 shares of Class A common stock in Urstadt Biddle Properties Inc., a Maryland corporation, from time to time, to certain holders of non-managing member units, or DR Units, in UB High Ridge, LLC, a Delaware limited liability company of which we are the managing member, upon tender of those DR Units to us as the managing member for redemption. As described herein, DR Units became redeemable on March 29, 2018.

We initially registered the issuance of shares of the Class A common stock covered by this prospectus to provide the non-managing members with freely tradable securities pursuant to a Registration Statement on Form S-3 which was filed on June 9, 2017. In connection with the expiration of such Registration Statement, which would occur on June 26, 2020, we are renewing the registration of the Class A common stock covered by this prospectus based on the number of shares which may be issued for outstanding DR Units which have not already been redeemed since the filing of our initial Registration Statement on Form S-3 as described herein.

The registration of such shares does not necessarily mean that any of the holders of DR Units will elect to tender their DR Units for redemption or that, upon such redemption we will elect, in our sole discretion, to redeem the DR Units for shares of our Class A common stock. We may, in our sole discretion, elect to redeem DR Units for cash, and as described herein, as of the date of this prospectus, all redemptions of DR Units have been paid from available cash rather than the issuance of Class A common stock.

We will incur expenses but we will not receive any cash proceeds from the issuance of shares of our Class A common stock to holders of DR Units who tender their DR Units for redemption.

Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “UBA”. On June 3, 2020, the last reported sale price of our Class A common stock on the NYSE was $15.18 per share.

Shares of our Class A common stock are subject to limitations on direct or beneficial ownership and restrictions on transfer of the securities, in each case as may be set forth in our charter and as appropriate to preserve our status as a real estate investment trust, or REIT, for federal income tax purposes, among other reasons.

Investing in our securities involves risks. Before buying any securities, you should carefully read the risk factors set forth herein, the discussion of risks beginning on page 5 of our Annual Report on Form 10-K for the fiscal year ended October 31, 2019 and any risk factors set forth in our other filings with the Securities and Exchange Commission (“SEC”) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is           , 2020.

TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
ABOUT THIS PROSPECTUS	2
OUR COMPANY	2
RISK FACTORS	3
THE OFFERING	4
USE OF PROCEEDS	4
DESCRIPTION OF CAPITAL STOCK	4
CERTAIN PROVISIONS OF OUR CHARTER AND BYLAWS, MARYLAND LAW, OUR STOCKHOLDER RIGHTS PLAN AND CHANGE OF CONTROL AGREEMENTS	15
DESCRIPTION OF THE OPERATING AGREEMENT OF UB HIGH RIDGE, LLC	20
COMPARISON OF DR UNITS AND CLASS A COMMON STOCK	26
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	31
PLAN OF DISTRIBUTION	57
INCORPORATION BY REFERENCE	57
LEGAL MATTERS	58
EXPERTS	58
WHERE YOU CAN FIND MORE INFORMATION	58

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements can generally be identified by using such words as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “seek,” “should,” “will,” or variations of such words or other similar expressions and the negatives of such words.

All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), business strategies, expansion and growth of our operations and other such matters, are forward-looking statements. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance or achievements, financial and otherwise, may differ materially from the results, performance or achievements expressed or implied by the forward-looking statements. We caution not to place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based.

Important factors that we think could cause our actual results to differ materially from expected results are summarized below. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Important factors, among others, that may affect our actual results include:

●	negative impacts from the outbreak and continued spread of pandemics and other global crises, such as the novel coronavirus (COVID-19) outbreak in 2020, on the U.S. or global economy or on our business, financial position or results of operations;

●	economic and other market conditions, including real estate and market conditions, that could impact us, our properties or the financial stability of our tenants;

●	consumer spending and confidence trends, as well as our ability to anticipate changes in consumer buying practices and the space needs of tenants;

●	our relationships with our tenants and their financial condition and liquidity;

●	any difficulties in renewing leases, filling vacancies or negotiating improved lease terms;

●	the inability of our properties to generate increased, or even sufficient, revenues to offset expenses, including amounts we are required to pay to municipalities for real estate taxes, payments for common area maintenance expenses at our properties and salaries for our management team and other employees;

●	the market value of our assets and the supply of, and demand for, retail real estate in which we invest;

●	risks of real estate acquisitions and dispositions, including our ability to identify and acquire retail real estate that meet our investment standards in our markets, as well as the potential failure of transactions to close;

●	risks of operating properties through joint ventures that we do not fully control;

●	financing risks, such as the inability to obtain debt or equity financing on favorable terms or the inability to comply with various financial covenants included in our Unsecured Revolving Credit Facility or other debt instruments we currently have or may subsequently obtain, as well as the level and volatility of interest rates, which could impact the market price of our common stock and the cost of our borrowings;

●	environmental risk and regulatory requirements;
●	risks related to our status as a real estate investment trust, including the application of complex federal income tax regulations that are subject to change; and
●	legislative and regulatory changes generally that may impact us or our tenants.

Forward-looking statements contained in this prospectus speak only as of the date of the prospectus. Unless required by law, we undertake no obligation to update publicly or revise any forward-looking statements to reflect new information or future events or otherwise. You should, however, review the factors and risks described in our Annual Report on Form 10-K for the fiscal year ended October 31, 2019 and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. See “Where You Can Find More Information” and “Incorporation by Reference” elsewhere in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process or continuous offering process and is a continuation of a registration that we filed with the SEC on June 9, 2017, which was set to expire on June 26, 2020 without further action by us. Under this shelf registration process, we may issue, from time to time, up to 2,684,005 shares of our Class A common stock upon redemption of up to 2,211,362.62 DR Units of UB High Ridge, LLC, of which we are the managing member.

Any prospectus supplement may also add, update or change information in this prospectus. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. You should both read this prospectus and any prospectus supplement together with additional information described in “Where You Can Find More Information” and “Incorporation by Reference” elsewhere in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should not assume that the information in this prospectus is accurate after the date of this prospectus. Our business, financial condition and results of operations and prospects may have changed since that date.

OUR COMPANY

We are a self-administered REIT which owns and manages income-producing commercial real estate investments. Our sole business is the ownership of real estate investments, which consist principally of investments in income-producing properties, with a concentration in the metropolitan tri-state area outside of the City of New York. Our properties consist principally of neighborhood and community shopping centers. We seek to identify desirable properties for acquisition, which we acquire in the normal course of business. In addition, we regularly review our portfolio and, from time to time, may sell certain of our properties.

We intend to continue to invest substantially all of our assets in income-producing real estate, with an emphasis on neighborhood and community shopping centers, although we will retain the flexibility to invest in other types of real property. While we are not limited to any geographic location, our current strategy is to invest primarily in properties located in the northeastern region of the United States with a concentration in the metropolitan tri-state area outside of the City of New York.

As of April 30, 2020, we owned or had an equity interest in 81 properties comprised of neighborhood and community shopping centers, office properties, single tenant retail or restaurant properties and office/retail mixed use properties located in four states located in the northeastern part of the United States, containing a total of 5.3 million square feet of gross leasable area (“GLA”).

Our principal executive office is located at 321 Railroad Avenue, Greenwich, Connecticut 06830. Our telephone number is (203) 863-8200. Our website is located at www.ubproperties.com. Information contained on our website is not part of, and is not incorporated into, this prospectus.

RISK FACTORS

An investment in our Class A common stock involves certain risks. You should carefully consider the risk factors and all of the other information included in or incorporated by reference into this prospectus or any prospectus supplement, including those specific risks described in our Annual Report on Form 10-K for the fiscal year ended October 31, 2019 and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which are incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” elsewhere in this prospectus.

Risks Related to the Exchange of DR Units for Class A common stock.

The exchange of DR Units for Class A common stock is a taxable transaction.

The exchange of DR Units for shares of our Class A common stock (which would occur following the tender of such DR Units for redemption if we elect to acquire such DR Units for shares of our Class A common stock) will be treated for federal income tax purposes as a sale of the DR Units by the member making the exchange. The exchanging member will recognize gain or loss for federal income tax purposes in an amount equal to the fair market value of the shares of our Class A common stock received in exchange for such DR Units, plus the amount of UB High Ridge’s liabilities generally allocable to such DR Units, less the member’s adjusted tax basis in such DR Units. The recognition of any loss resulting from an exchange of DR Units for shares of our Class A common stock is subject to a number of limitations set forth in the Code (as defined herein). It is possible the amount of gain recognized, or even the income tax liability resulting from such gain, could exceed the value of the shares of our Class A common stock received upon the exchange. In addition, an exchanging member may have difficulty finding buyers for a substantial number of shares of our Class A common stock in order to raise cash to pay any income tax liabilities associated with the exchange of DR Units, and may not receive a price for the shares of our Class A common stock as great as the value of the DR Units at the time of the exchange. See “United States Federal Income Tax Considerations—Tax Consequences of Redemption.”

An investment in our Class A common stock is different from an investment in DR Units.

If a non-managing member of UB High Ridge exercises such person’s right to require the redemption of DR Units, the non-managing member may receive cash or, at our election, shares of Class A common stock in exchange for the DR Units. If a non-managing member tenders all of such person’s DR Units and receives cash, the non-managing member will no longer have any interest in UB High Ridge or us, will not benefit from any subsequent increases in the share price of our Class A common stock and will not receive any future distributions from UB High Ridge or us (unless the non-managing member currently owns or acquires in the future additional shares of our stock or additional DR units). If a non-managing member receives shares of our Class A common stock, he or she will become one of our stockholders rather than a non-managing member in UB High Ridge. There are differences between the ownership of DR Units and ownership of our Class A common stock. These differences, some of which may be material to you, including, among others:

●	form of organization;
●	management control;
●	voting and consent rights;
●	liquidity;
●	distribution rights; and
●	federal income tax considerations.

Following the receipt of shares of our Class A common stock upon the redemption of DR Units, an exchanging member will forego certain rights, including, among others, certain voting rights with respect to specific matters related to UB High Ridge. See “Comparison of DR Units and Class A Common Stock” for a more detailed description of the differences between ownership of DR Units and ownership of our Class A common stock.

THE OFFERING

On November 4, 2016, UB High Ridge, LLC (“UB High Ridge”), a Delaware limited liability company, was organized, with the Company as its sole member. On March 29, 2017, UB High Ridge issued 227,877.90 Managing Member Units to us, in exchange for an equity investment of approximately $5.36 million. In addition, UB High Ridge issued a combination of 413,102.40 Common Units, 660,103.43 Series A Preferred Units and 1,276,595.74 Series B Preferred Units, which are collectively referred to the as “DR Units,” to persons affiliated with SLRC-High Ridge Road, LLC, a Connecticut limited liability company, and Samuel Lotstein Realty Company, LLC, a Connecticut limited liability company (together with SLRC-High Ridge Road, LLC, the “Contributors”), in exchange for contributions of a shopping center and two free-standing single tenant commercial properties, along with the assumption of mortgage debt secured by two of the properties. As a result, the Company is the managing member of UB High Ridge. The Contributors and their affiliates are not affiliated with us.

On March 29, 2018, up to the 2,349,801.57 DR Units held by the non-managing members became eligible to be redeemed by the holders thereof for cash, or, at our option, exchanged for shares of our Class A common stock, as more fully described below under “Description of the Operating Agreement of UB High Ridge LLC—Redemption Rights.” At the time of the non-managing members’ acquisition of the DR Units, we agreed that we would only be permitted to redeem any DR Units for shares of our Class A common stock, rather than cash, if such shares are registered and freely tradeable. We are not, however, contractually required to register such shares.

As of the date of this prospectus, we have elected to satisfy all redemption requests for cash rather than in exchange for shares of our Class A common stock. In August and October 2018, three of the non-managing members required us to redeem, in the aggregate, 17,695 Series A Preferred Units and 34,219 Series B Preferred Units. The total cash redemption amount for the 2018 redemptions equaled $1.2 million. In June 2019 and August 2019 two of the non-managing members required us to redeem, in the aggregate 5,866 Series A Preferred Units, 5,866 Series B Preferred Units and 50,963.95 Common Units from a non-managing member. The total cash price paid for the 2019 redemptions was $1.4 million. In January 2020, one of our non-managing members required us to redeem 8,122 Series A Preferred Units and 15,707 Series B Preferred Units. The total cash price paid for the 2020 redemptions was $0.56 million.

The registration of the shares of Class A common stock being offered pursuant to this prospectus does not necessarily mean that any of the DR Units will be tendered for redemption or that we will in fact issue any of the Class A common stock in exchange for the DR Units.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of shares of our Class A common stock to such holders but we will acquire additional DR Units in UB High Ridge in exchange for any such issuances. Consequently, with each redemption of DR Units, our percentage ownership interest in UB High Ridge will increase.

DESCRIPTION OF CAPITAL STOCK

General

Under our charter, as amended and supplemented (our “Charter”), we may issue up to 30,000,000 shares of common stock, 100,000,000 shares of Class A common stock, 50,000,000 shares of preferred stock and 20,000,000 shares of excess stock. The shares of preferred stock may be issued from time to time in one or more series, without stockholder approval, with such designations, powers, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, in each case, if any, as are permitted by Maryland law and as our Board of Directors may determine by approving a supplement to our Charter without any further vote or action by our stockholders. In addition, our Board of Directors may amend our Charter without action by our stockholders to increase or decrease the number of shares of stock of any class that we are authorized to issue.

As of June 3, 2020, we had 10,071,981 shares of common stock, par value $0.01 per share (“common stock”) outstanding, 29,994,064 shares of Class A common stock, par value $0.01 per share (“Class A common stock”), outstanding, 4,400,000 shares of Series K Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series K Preferred Stock”), outstanding and 4,600,000 shares of Series H Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series H Preferred Stock”), outstanding. We also have reserved 150,000 Series I Participating Preferred Shares, par value $0.01 per share (“Series I Preferred Stock”), and 450,000 Series J Participating Preferred Shares, par value $0.01 per share (“Series J Preferred Stock”), for issuance pursuant to a stockholder rights plan between us and Computershare Inc., as rights agent. In the event that the rights become exercisable, the shares of Series I Preferred Stock and the Series J Preferred Stock that are issuable upon the exercise of such rights will rank junior to the Series K Preferred Stock and Series H Preferred Stock as to dividends and amounts distributed upon liquidation.

Description of Common Stock and Class A Common Stock

Voting

Under our Charter, holders of our common stock are entitled to one vote per share on all matters submitted to the common stockholders for vote at all meetings of stockholders. Holders of our Class A common stock are entitled to 1/20th of one vote per share on all matters submitted to the common stockholders for vote at all meetings of stockholders. Except as otherwise required by law or as to certain matters as to which separate class voting rights may be granted in the future to holders of one or more other classes or series of our capital stock, holders of common stock and Class A common stock vote together as a single class, and not as separate classes, on all matters voted upon by our stockholders.

Dividends and Distributions

Subject to the requirements with respect to preferential dividends on any of our preferred stock, dividends and distributions are declared and paid to the holders of common stock and Class A common stock in cash, property or our other securities (including shares of any class or series whether or not shares of such class or series are already outstanding) out of funds legally available therefor. Each share of common stock and each share of Class A common stock has identical rights with respect to dividends and distributions, subject to the following:

●	with respect to regular quarterly dividends, each share of Class A common stock entitles the holder thereof to receive not less than 110% of amounts paid on each share of common stock, the precise amount of such dividends on the Class A common stock being subject to the discretion of our Board of Directors;

●	a stock dividend on the common stock may be paid in shares of common stock or shares of Class A common stock; and
●	a stock dividend on shares of Class A common stock may be paid only in shares of Class A common stock.

If we pay a stock dividend on the common stock in shares of common stock, we are required to pay a stock dividend on the Class A common stock in a proportionate number of shares of Class A common stock. The dividend provisions of the common stock and Class A common stock provide our Board of Directors with the flexibility to determine appropriate dividend levels, if any, under the circumstances from time to time.

Mergers and Consolidations

In the event we merge, consolidate or combine with another entity (whether or not we are the surviving entity), holders of shares of Class A common stock will be entitled to receive the same per share consideration as the per share consideration, if any, received by holders of common stock in that transaction.

Liquidation Rights

Holders of common stock and Class A common stock have the same rights with respect to distributions in connection with a partial or complete liquidation of our Company.

Restrictions on Ownership and Transfer

We have the right to refuse transfers of stock that could jeopardize our status as a REIT and to redeem any shares of stock in excess of 7.5% of the value of our outstanding stock beneficially owned by any person (other than an Exempted Person). See “—Restrictions on Ownership and Transfer.”

Transferability

The common stock and Class A common stock are freely transferable, and except for the ownership limit and federal and state securities laws restrictions on our directors, officers and other affiliates and on persons holding “restricted” stock, our stockholders are not restricted in their ability to sell or transfer shares of the common stock or Class A common stock.

Sinking Fund, Preemptive, Subscription and Redemption Rights

Neither the common stock nor the Class A common stock carries any sinking fund, preemptive, subscription or redemption rights enabling a holder to subscribe for or receive shares of any class of our stock or any other securities convertible into shares of any class of our stock.

Listing

The common stock is listed on the New York Stock Exchange, which we refer to as NYSE, under the symbol “UBP.” The Class A common stock is listed on the NYSE under the symbol “UBA.”

Transfer Agent and Registrar

The transfer agent and registrar for the common stock and Class A common stock is Computershare Inc.

Description of Preferred Stock

General

Under our Charter, our Board of Directors is authorized, without further stockholder action, to provide for the issuance of up to 50,000,000 shares of preferred stock, in such class or series, with such preferences, conversion or other rights, voting powers, restrictions and limitations as to dividends, qualifications and terms and conditions of redemption, as may be fixed by our Board of Directors. As a result, our Board of Directors may afford the holders of any series or class of preferred stock preferences, powers, and rights, voting or otherwise, senior to the rights of holders of our common stock and our Class A common stock.

We have two outstanding series of senior cumulative preferred stock, Series K Preferred stock and Series H preferred stock, the material terms of which are described below. As of the date of this prospectus, 4,400,000 shares of our Series K Preferred Stock and 4,600,000 shares of our Series H Preferred Stock are outstanding.

Series K Preferred Stock - Maturity

The holders of Series K Preferred Stock have no preemptive rights with respect to any shares of our stock. The Series K Preferred Stock will not be subject to any sinking fund, and we have no obligation to redeem or retire the Series K Preferred Stock. Unless redeemed or repurchased by us or converted by the holders in connection with a Change of Control, the Series K Preferred Stock will have perpetual terms, with no maturity.

Our Charter and the MGCL permit us to further “reopen” this series, without the consent of the holders of the Series K Preferred Stock, in order to issue additional shares of Series K Preferred Stock. Thus, we may in the future issue additional shares of Series K Preferred Stock without the consent of existing holders. Any additional shares of Series K Preferred Stock will have the same terms as the shares of Series K Preferred Stock already outstanding. Any additional shares of Series K Preferred Stock will, together with the Series K Preferred Stock already outstanding, constitute a single series of our preferred stock.

Series K Preferred Stock - Ranking

The Series K Preferred Stock ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding up:

●	senior to our common stock and Class A common stock and to all other equity securities we issue ranking junior to the Series K Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up, including the Series I Preferred Stock, if and when issued, and Series J Preferred Stock, if and when issued;

●	on a parity with the Series H Preferred Stock, and with all other equity securities we issue the terms of which specifically provide that such equity securities rank on a parity with the Series K Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up; and

●	junior to all of our existing and future indebtedness and to any equity securities that we may issue in the future the terms of which specifically provide that such equity securities rank senior to the Series K Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up.

Series K Preferred Stock - Dividends

Holders of shares of the Series K Preferred Stock are entitled to receive, when and as authorized by our Board of Directors and declared by us, out of our funds legally available for the payment of dividends, preferential cumulative dividends payable in cash at the rate per annum of $1.4688 per share of the Series K Preferred Stock (the “Annual Dividend Rate”), which is equivalent to a rate of 5.875% per annum of the $25.00 per share liquidation preference. These dividends are cumulative from, and including, the date of original issue of the Series K Preferred Stock, which is October 1, 2019, and are payable in arrears for each quarterly period ending January 31, April 30, July 31 and October 31 on January 31, April 30, July 31 and October 31 of each year, respectively, or, if any such date is not a business day, no later than the next succeeding business day.

Series K Preferred Stock - Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of Series K Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders a $25.00 per share liquidation preference, plus an amount equal to any accrued and unpaid dividends to, but excluding, the date of payment (whether or not declared), but without interest, before any distribution of assets may be made to holders of our common stock or Class A common stock or any other class or series of our capital stock ranking junior to the Series K Preferred Stock as to liquidation rights. However, the holders of the shares of Series K Preferred Stock are not entitled to receive the liquidating distribution described above until the liquidation preference of any other series or class of our capital stock hereafter issued ranking senior as to liquidation rights to the Series K Preferred Stock has been paid in full. The holders of Series K Preferred Stock and all series or classes of our capital stock ranking on a parity as to liquidation rights with the Series K Preferred Stock are entitled to share ratably, in accordance with the respective preferential amounts payable on such capital stock, in any distribution (after payment of the liquidation preference of any of our capital stock ranking senior to the Series K Preferred Stock as to liquidation rights) which is not sufficient to pay in full the aggregate of the amounts of the liquidating distributions to which they would otherwise be respectively entitled. Holders of Series K Preferred Stock are entitled to written notice of any liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series K Preferred Stock have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or entity or of any other corporation with or into our Company, or the sale, lease or conveyance of all or substantially all of our property or business, is not deemed to constitute our liquidation, dissolution or winding up.

In determining whether a distribution to holders of Series K Preferred Stock (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of our stock or otherwise is permitted under the MGCL, no effect will be given to amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of shares of our stock whose preferential rights upon dissolution are superior to those receiving the distribution.

Series K Preferred Stock - Optional Redemption

The Series K Preferred Stock is not redeemable by us prior to October 1, 2024, except under circumstances where it is necessary to preserve our status as a REIT for U.S. federal income tax purposes and except as described below upon the occurrence of a Change of Control. On and after October 1, 2024, we may, at our option, upon not less than 30 nor more than 90 days’ written notice, redeem shares of the Series K Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends to, but excluding, the date fixed for redemption.

If the redemption date is after the record date set for the payment of a dividend on the Series K Preferred Stock and prior to the corresponding dividend payment date, the amount of such accrued and unpaid dividend will not be included in the redemption price. The holder of the Series K Preferred Stock at the close of business on the applicable dividend record date will be entitled to the dividend payment on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares prior the dividend payment date.

In order to ensure that we remain qualified as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), we will have the right to purchase from a holder of shares of Series K Preferred Stock at any time any shares of Series K Preferred Stock held by such holder in excess of 7.5% of the value of our outstanding capital stock in accordance with the provisions of our Charter. See “—Restrictions on Ownership and Transfer” for additional information about ownership limitations with respect to our Series K Preferred Stock.

Series K Preferred Stock - Special Optional Redemption

Upon the occurrence of a Change of Control, regardless of whether the Change of Control occurs prior to or after October 1, 2024, we will have the option to redeem the Series K Preferred Stock, in whole or in part and within 120 days after the first date on which such Change of Control occurred, for a cash redemption price per share equal to $25.00 plus all accrued and unpaid dividends thereon (whether or not declared) to, but not including, the redemption date (unless the redemption date is after a record date set for the payment of a dividend on the Series K Preferred Stock and on or prior to the corresponding dividend payment date, in which case the amount of such accrued and unpaid dividend will not be included in the redemption price), upon the giving of notice, as provided below.

A “Change of Control” occurs when, after the Series K Preferred Stock issue date, the following have occurred and are continuing:

●	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d) (3) of the Exchange Act, other than Exempted Persons (as defined below), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions, of shares of our common stock and Class A common stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of our common stock and Class A common stock entitled to vote generally in the election of directors (and such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

●	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed or quoted on the NYSE, the NYSE American or the NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or the NASDAQ.

If, prior to the date fixed for conversion of Series K Preferred Stock in connection with a Change of Control, as described more fully below, we provide notice of redemption of shares of Series K Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption rights), holders of such shares of Series K Preferred Stock will not be entitled to convert their shares as described below under “—Conversion Rights.”

“Exempted Person” means (i) Charles J. Urstadt; (ii) Willing L. Biddle; (iii) any Urstadt Family Member or any Biddle Family Member (each, as hereinafter defined); (iv) any executor, administrator, trustee or personal representative who succeeds to the estate of Charles J. Urstadt, Willing L. Biddle, an Urstadt Family Member or a Biddle Family Member as a result of the death of such individual, acting in their capacity as an executor, administrator, trustee or personal representative with respect to any such estate; (v) a trustee, guardian or custodian holding property for the primary benefit of Charles J. Urstadt, Willing L. Biddle, any Urstadt Family Member or any Biddle Family Member; (vi) any corporation, partnership, limited liability company or other business organization that is directly or indirectly controlled by one or more persons or entities described in clauses (i) through (v) hereof and is not controlled by any other person or entity; and (vii) any charitable foundation, trust or other not-for-profit organization for which one or more persons or entities described in clauses (i) through (vi) hereof controls the investment and voting decisions in respect of any interest in our Company held by such organization. For sake of clarity with respect to clause (vi) above, “control” includes the power to control the investment and voting decisions of any such corporation, partnership, limited liability company or other business organization.

The term “Urstadt Family Member” means and includes the spouse of Charles J. Urstadt, the descendants of the parents of Charles J. Urstadt, the descendants of the parents of the spouse of Charles J. Urstadt, the spouses of any such descendant and the descendants of the parents of any spouse of a child of Charles J. Urstadt. For this purpose, an individual’s “spouse” includes the widow or widower of such individual, and an individual’s “descendants” includes biological descendants and persons deriving their status as descendants by adoption.

The term “Biddle Family Member” means and includes the spouse of Willing L. Biddle, the descendants of the parents of Willing L. Biddle, the descendants of the parents of the spouse of Willing L. Biddle, the spouses of any such descendant and the descendants of the parents of any spouse of a child of Willing L. Biddle. For this purpose, an individual’s “spouse” includes the widow or widower of such individual, and an individual’s “descendants” includes biological descendants and persons deriving their status as descendants by adoption.

Series K Preferred Stock - Voting Rights

Holders of the Series K Preferred Stock do not have any voting rights, except as described below.

Whenever dividends on any shares of Series K Preferred Stock are in arrears for six or more consecutive or nonconsecutive quarterly periods, the number of directors then constituting our Board of Directors will be increased by two (if not already increased by reason of a similar arrearage with respect to any parity preferred (as defined below)), and the holders of the shares of Series K Preferred Stock will be entitled to vote separately as a class with all other series of preferred stock ranking on a parity with the Series K Preferred Stock as to dividends or upon liquidation and upon which like voting rights have been conferred and are exercisable, including, in that instance, the Series H Preferred Stock (“parity preferred”), in order to fill the newly created vacancies, for the election of a total of two additional directors of our Company (the “preferred stock directors”) at an annual meeting of stockholders or a special meeting of the Series K Preferred Stock and called by us at the request of holders of record of at least 10% of the Series K Preferred Stock or the holders of record of at least 10% of any series of parity preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual meeting of stockholders), and at each subsequent annual meeting until (or, if the directors are divided into classes, at the conclusion of the terms of each preferred stock director) all dividends accrued on the shares of Series K Preferred Stock and parity preferred for the past dividend periods and the dividend for the then current dividend period are fully paid. In the event our directors are divided into classes, each vacancy will be apportioned among the classes of directors to prevent stacking in any one class and to ensure that the number of directors in each of the classes of directors are as nearly equal as possible.

So long as any shares of Series K Preferred Stock are outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the votes entitled to be cast by the holders of Series K Preferred Stock outstanding at the time, voting separately as a class, given in person or by proxy, either in writing without a meeting or by vote at any meeting:

●	voluntarily terminate or revoke our status as a REIT;

●	amend, alter or repeal any of the provisions of our Charter or the articles supplementary (whether by merger, consolidation or otherwise (an “Event”)) so as to materially and adversely affect any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Series K Preferred Stock or the holders thereof; or

●	authorize, create or increase the authorized number of shares of any class or series or any security convertible into shares of any class or series of our stock ranking senior to the Series K Preferred Stock as to distribution on any liquidation, dissolution or winding up or as to the payment of dividends;

provided, however, that, in the case of each of the subparagraphs above, no such vote of the holders of Series K Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, all outstanding shares of Series K Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption or, in the case of an Event, regardless of the date of the transaction, the holders of the Series K Preferred Stock receive in the transaction their liquidation preference plus accrued and unpaid dividends.

With respect to the occurrence of any Event described above, so long as the Series K Preferred Stock (or any equivalent class or series of stock issued by the surviving corporation in any merger or consolidation to which we became a party) remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event will not be deemed to materially and adversely affect any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of holders of the Series K Preferred Stock. Any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock, or any increase in the amount of the authorized shares of such series, in each case ranking on a parity with or junior to the Series K Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, or the issuance of additional shares of Series K Preferred Stock or Series H Preferred Stock, will not be deemed to materially and adversely affect any preferences, conversion and other rights, voting power, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of holders of the Series K Preferred Stock.

Series K Preferred Stock - Conversion Rights

Upon the occurrence of a Change of Control, unless, prior to the date fixed for such conversion, we provide notice of redemption of such shares of Series K Preferred Stock as described above under “—Optional Redemption” or “—Special Optional Redemption,” then, unless holders of the Series K Preferred Stock will receive the Alternative Form Consideration as described below, each holder of Series K Preferred Stock will have the right to convert all or part of the Series K Preferred Stock held by such holder into a number of shares of Class A common stock per share of Series K Preferred Stock to be so converted, or the Class A Common Share Conversion Consideration, equal to the lesser of:

●	the quotient obtained, which we refer to as the Conversion Rate, by dividing (i) the sum of $25.00 plus the amount of any accrued and unpaid dividends thereon (whether or not declared) to, but not including, the applicable date fixed for conversion (unless the applicable conversion date is after a record date set for the payment of a dividend on the Series K Preferred Stock and on or prior to the corresponding dividend payment date, in which case the amount of such accrued and unpaid dividend will not be included in this sum), by (ii) the Class A Common Share Price (as defined below); and

●	2.1035 (the “Share Cap”), subject to certain adjustments described below.

The “Class A Common Share Price” for any Change of Control will be (i) the amount of cash consideration per share of Class A common stock, if the consideration to be received in the Change of Control by holders of shares of Class A common stock is solely cash, and (ii) the average of the closing price per share of Class A common stock on the NYSE, the NYSE American or the NASDAQ for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by holders of shares of Class A common stock is other than solely cash (including if such holders do not receive consideration).

The Share Cap will be subject to pro rata adjustments for any stock splits (including those effected pursuant to a Class A common stock dividend), subdivisions or combinations (in each case, a “Share Split”) with respect to our Class A common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of Class A common stock that is equivalent to the product of (i) the Share Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of shares of Class A common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Class A common stock outstanding immediately prior to such Share Split.

In the case of a Change of Control pursuant to which, or in connection with which, shares of Class A common stock will be converted into cash, securities or other property or assets, including any combination thereof (the “Alternative Form Consideration”), a holder of shares of Series K Preferred Stock will receive upon conversion of a share of Series K Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive had such holder held a number of shares of Class A common stock equal to the Class A Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”).

If the holders of shares of Class A common stock have the opportunity to elect the form of consideration to be received in connection with the Change of Control, the form of consideration that holders of the Series K Preferred Stock will receive will be in the form of consideration elected by the holders of a plurality of the shares of Class A common stock held by stockholders who participate in the election and will be subject to any limitations to which all holders of shares of Class A common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in connection with the Change of Control.

We will not issue fractional Class A common shares upon the conversion of the Series K Preferred Stock. Instead, we will pay the cash value of any such fractional shares based on the Class A Common Share Price.

Series K Preferred Stock - Listing

The Series K Preferred Stock is listed on the NYSE under the symbol “UBPPRK.”

Series K Preferred Stock - Transfer Agent and Registrar

The transfer agent and registrar for the Series K Preferred Stock is Computershare.

Series H Preferred Stock - General

The terms of the Series H Preferred Stock are substantially similar to the terms of the Series K Preferred Stock, other than as follows:

Series H Preferred Stock - Dividends

Holders of shares of Series H Preferred Stock are entitled to receive, when and as declared by our Board of Directors, out of our funds legally available for the payment of dividends, preferential cumulative dividends payable in cash at the rate per annum of $1.5625 per share, which is equivalent to a rate of 6.25% per annum of the $25.00 per share liquidation preference. Dividends on shares of Series H Preferred Stock are payable quarterly in arrears.

Series H Preferred Stock - Optional Redemption

The Series H Preferred Stock is not redeemable by us prior to September 18, 2022, except under circumstances where it is necessary to preserve our status as a REIT for U.S. federal income tax purposes and except as described below upon the occurrence of certain Changes of Control of our Company. On and after September 18, 2022, we may, at our option, upon not less than 30 nor more than 90 days’ written notice, redeem shares of the Series H Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends to, but excluding, the redemption date (unless the redemption date is after a record date set for the payment of a dividend on the Series H Preferred Stock and on or prior to the corresponding dividend payment date, in which case the amount of such accrued and unpaid dividend will not be included in the redemption price).

Series H Preferred Stock - Special Optional Redemption

Upon the occurrence of certain Changes of Control of our Company, regardless of whether such Change of Control occurs prior to or after September 18, 2022, we will have the option to redeem the Series H Preferred Stock, in whole or in part and within 120 days after the first date on which such Change of Control occurred, for a cash redemption price per share equal to $25.00 plus all accrued and unpaid dividends thereon (whether or not declared) to, but not including, the redemption date (unless the redemption date is after a record date set for the payment of a dividend on the Series H Preferred Stock and on or prior to the corresponding dividend payment date, in which case the amount of such accrued and unpaid dividend will not be included in the redemption price), upon the giving of notice.

“Change of Control” is defined the same as it is for the Series K Preferred Stock.

Series H Preferred Stock - Conversion Rights

Upon the occurrence of a Change of Control, unless, prior to the date fixed for such conversion, we provide notice of redemption of such shares of Series H Preferred Stock in a manner similar to the procedures for the Series K Preferred Stock described above under “—Optional Redemption” or “—Special Optional Redemption,” then, unless holders of the Series H Preferred Stock will receive the Alternative Form Consideration as described above in connection with the Series H Preferred Stock, each holder of Series H Preferred Stock will have the right to convert all or part of the Series H Preferred Stock held by such holder into a number of shares of Class A common stock per share of Series H Preferred Stock to be so converted, or the Class A Common Share Conversion Consideration, equal to the lesser of:

●	the quotient obtained, which we refer to as the Conversion Rate, by dividing (i) the sum of $25.00 plus the amount of any accrued and unpaid dividends thereon (whether or not declared) to, but not including, the applicable date fixed for conversion (unless the applicable conversion date is after a record date set for the payment of a dividend on the Series H Preferred Stock and on or prior to the corresponding dividend payment date, in which case the amount of such accrued and unpaid dividend will not be included in this sum), by (ii) the Class A Common Share Price; and

●	2.3267 (as used in this subsection, the “Share Cap”), subject to certain adjustments described below.

The Share Cap will be subject to pro rata adjustments for Share Splits with respect to our Class A common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of Class A common stock that is equivalent to the product of (i) the Share Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of shares of Class A common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Class A common stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Class A common stock (or equivalent Alternative Conversion Consideration, as applicable) issuable in connection with the exercise of conversion rights in connection with a Change of Control and in respect of the Series H Preferred Stock will not exceed 9,306,800 shares of Class A common stock (or equivalent Alternative Conversion Consideration, as applicable), subject to proportional increase to the extent the underwriters’ over-allotment option to purchase additional shares of Series H Preferred Stock is exercised, not to exceed 10,702,820 shares of Class A common stock in the aggregate (or equivalent Alternative Conversion Consideration, as applicable) (as used in this subsection, the “Exchange Cap”). The Exchange Cap applicable is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap and is subject to increase in the event that additional shares of Series H Preferred Stock are issued in the future.

Listing

The Series H Preferred Stock is listed on the NYSE under the symbol “UBPPRH.”

Description of the Stockholder Rights Plan and Related Series of Preferred Stock

In connection with the expiration of the Rights Agreement dated as of July 18, 2008 between us and The Bank of New York, as rights agent, we entered into a new Rights Agreement with Computershare Inc., as rights agent, on August 13, 2018 (the “stockholder rights plan”). The stockholder rights plan became effective on November 12, 2018. Pursuant to the stockholder rights plan, each holder of common stock received a common stock right and each holder of Class A common stock received a Class A common stock right. The rights are not exercisable until the distribution date (as described below) and will expire on November 11, 2028, unless earlier redeemed by us. If the rights become exercisable, generally, each holder of a common stock right will be entitled to purchase from our Company one one-hundredth of a share of Series I Preferred Stock, and each holder of a Class A common stock right will be entitled to purchase from our Company one one-hundredth of a share of Series J Preferred Stock, in each case, at a price of $85, subject to adjustment.

The distribution date will be the earlier to occur of the close of business on the tenth business day following: (a) a public announcement that an acquiring person has acquired beneficial ownership of 10% or more of the total combined voting power of the outstanding common stock and Class A common stock, or (b) the commencement of a tender offer or exchange offer that would result in the beneficial ownership by any person of 30% or more of the combined voting power of the outstanding common stock and Class A common stock or the number of outstanding common stock, or the number of outstanding Class A common stock. The stockholder rights plan exempts acquisitions of common stock and Class A common stock by the estate of Charles J. Urstadt, Willing L. Biddle, members of their families and certain of their affiliates.

Until a right is exercised, the holder thereof, will have no rights as a shareholder of the Company. In the event that the rights become exercisable, the Series I Preferred Stock and the Series J Preferred Stock will rank junior to our Series H Preferred Stock and Series K Preferred Stock as to dividends and amounts distributed upon liquidation.

Subject to the rights of the holders of any series of preferred stock ranking senior to the Series I Preferred Stock with respect to dividends, including the Series H and Series K Preferred Stock, the holders of Series I Preferred Stock, if issued, will be entitled to receive, when, as and if declared by the Board of Directors quarterly dividends payable in cash in an amount per share equal to the greater of (a) $0.25 or (b) subject to adjustment, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions declared on the common stock, other than a dividend payable in shares of common stock. Each share of Series I Preferred Stock is entitled to 100 votes on all matters submitted to a vote of our Company's stockholders, voting together with the common stock as a single class.

Subject to the rights of the holders of any series of preferred stock ranking senior to the Series J Preferred Stock with respect to dividends, including the Series H and Series K Preferred Stock, the holders of Series J Preferred Stock, if issued, will be entitled to receive, when, as and if declared by the Board of Directors quarterly dividends payable in cash in an amount per share equal to the greater of (a) $0.25 or (b) subject to adjustment, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions declared on the Class A common stock, other than a dividend payable in Class A common stock. Each share of Series J Preferred Stock is entitled to five votes on all matters submitted to a vote of our stockholders, voting together with the Class A common stock as a single class.

Restrictions on Ownership and Transfer

To maintain our qualification as a REIT under the Code, we must meet several requirements regarding the number of our stockholders and concentration of ownership of our shares. Our Charter contains provisions that restrict the ownership and transfer of our shares to assist us in complying with these Code requirements. We refer to these restrictions as the “ownership limit.”

The ownership limit provides that, in general, no person may own more than 7.5% of the aggregate value of all outstanding stock of our Company. It also provides that:

●	a transfer that violates the limitation is void;

●	a transferee gets no rights to the shares that violate the limitation;

●	shares transferred to a stockholder in excess of the ownership limit are automatically converted, by operation of law, into shares of “excess stock”; and

●	the excess stock will be held by us as trustee of a trust for the exclusive benefit of future transferees to whom the shares of capital stock will ultimately be transferred without violating the ownership limit.

Pursuant to authority under our Charter, our Board of Directors has determined that the ownership limit does not apply to any shares of our stock beneficially owned by the estate of Mr. Charles J. Urstadt, our former Chairman Emeritus and Director, or Mr. Willing L. Biddle, our President, Chief Executive Officer and Director, for holdings which, in aggregate value, are not in excess of 27% of the aggregate value of all of our outstanding securities.

Ownership of our stock is subject to attribution rules under the Code, which may result in a person being deemed to own stock held by other persons. Our Board of Directors may waive the ownership limit if it determines that the waiver will not jeopardize our status as a REIT. As a condition of such a waiver, our Board of Directors may require an opinion of counsel satisfactory to it or undertakings or representations from the applicant with respect to preserving our REIT status. We required no such waiver with respect to Mr. Urstadt’s ownership rights, which are established as part of our Charter.

Any person who acquires our stock must, on our demand, immediately provide us with any information we may request in order to determine the effect of the acquisition on our status as a REIT. If our Board of Directors determines that it is no longer in our best interests to qualify as a REIT, the ownership limitation will not be relevant. Otherwise, the ownership limit may be changed only by an amendment to our Charter by a vote of a majority of the voting power of our common equity securities.

Our Charter provides that any purported transfer which results in a direct or indirect ownership of shares of capital stock in excess of the ownership limit or that would result in the disqualification of our Company as a REIT will be null and void, and the intended transferee will acquire no rights to the shares of capital stock. The foregoing restrictions on transferability and ownership will not apply if our Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT. Our Board of Directors may, in its sole discretion, waive the ownership limit if evidence satisfactory to our Board of Directors and our tax counsel is presented that the changes in ownership will not then or in the future jeopardize our REIT status and our Board of Directors otherwise decides that such action is in our best interests.

Shares of stock owned, or deemed to be owned, or transferred to a stockholder in excess of the ownership limit will automatically be converted into shares of “excess stock” that will be transferred, by operation of law, to us as trustee of a trust for the exclusive benefit of the transferees to whom such shares of capital stock may be ultimately transferred without violating the ownership limit. While the excess stock is held in trust, it will not be entitled to vote, it will not be considered for purposes of any stockholder vote or the determination of a quorum for such vote, and except upon liquidation it will not be entitled to participate in dividends or other distributions. Any distribution paid to a proposed transferee of excess stock prior to the discovery by us that stock has been transferred in violation of the provision of our Charter is required to be repaid to us upon demand. The excess stock is not treasury stock, but rather constitutes a separate class of our issued and outstanding stock. The original transferee-stockholder may, at any time the excess stock is held by us in trust, transfer the interest in the trust representing the excess stock to any person whose ownership of shares of capital stock exchanged for such excess stock would be permitted under the ownership limit, at a price not in excess of (a) the price paid by the original transferee-stockholder for shares of stock that were exchanged into excess stock, or (b) if the original transferee-stockholder did not give value for such shares (e.g., the shares were received through a gift, devise or other transaction), the average closing price for the class of stock for the ten days immediately preceding such sale, gift or other transaction if such class of stock is then listed on a national securities exchange, and if such class of stock is not then listed on a national securities exchange, its redemption price, as applicable. Immediately upon the transfer to the permitted transferee, the excess stock will automatically be converted back into shares of stock. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any shares of excess stock may be deemed, at our option, to have acted as an agent on behalf of us in acquiring the excess stock and to hold the excess stock on behalf of us.

In addition, we will have the right, for a period of 90 days during the time any shares of excess stock are held by us in trust, to purchase all or any portion of the excess stock from the original transferee-stockholder at the lesser of (a) the price initially paid for such shares by the original transferee-stockholder, or if the original transferee-stockholder did not give value for such shares (e.g., the shares were received through a gift, devise or other transaction), the average closing price for the class of stock for the ten days immediately preceding such sale, gift or other transaction, and (b) the average closing price for the class of stock for the ten trading days immediately preceding the date we elect to purchase such shares, or in each case if the class of stock is not then listed on a national securities exchange, its redemption price, as applicable. The 90-day period begins on the date notice is received of the violative transfer if the original transferee-stockholder gives notice to us of the transfer, or, if no such notice is given, the date our Board of Directors determines that a violative transfer has been made.

All stock certificates bear a legend referring to the restrictions described above.

Each stockholder must, upon demand, disclose in writing any information we may request in order to determine the effect, if any, of such stockholder’s actual and constructive ownership of stock on our status as a REIT and to ensure compliance with the ownership limitation.

CERTAIN PROVISIONS OF OUR CHARTER AND BYLAWS, MARYLAND LAW, OUR STOCKHOLDER RIGHTS PLAN AND CHANGE OF CONTROL AGREEMENTS

Provisions of Our Charter and Bylaws

Classification of Board, Vacancies and Removal of Directors

Our Charter provides that our Board of Directors is divided into three classes. Directors of each class serve for staggered terms of three years each, with the terms of each class beginning in different years. We currently have nine directors. At each annual meeting of our stockholders, successors of the directors whose terms expire at that meeting will be elected for a three-year term and the directors in the other two classes will continue in office. A classified board may delay, defer or prevent a change in control or other transaction that might involve a premium over the then-prevailing market price for our common stock and Class A common stock or other attributes that our stockholders may consider desirable. In addition, a classified board could prevent stockholders who do not agree with the policies of our Board of Directors from replacing a majority of the Board of Directors for two years, except in the event of removal for cause.

Our Charter provides that, subject to the rights of holders of our preferred stock, any director may be removed (a) only for cause and (b) only by the affirmative vote of holders of not less than two-thirds of the common equities then outstanding and entitled to vote for the election of directors. Our Charter additionally provides that any vacancy occurring on our Board of Directors (other than as a result of the removal of a director) will be filled only by a majority of the remaining directors except that a vacancy resulting from an increase in the number of directors will be filled by a majority of the entire Board of Directors. A vacancy resulting from the removal of a director may be filled by the affirmative vote of a majority of all the votes cast at a meeting of the stockholders called for that purpose.

The provisions of our Charter relating to the removal of directors and the filling of vacancies on our Board of Directors could preclude a third party from removing incumbent directors without cause and simultaneously gaining control of our Board of Directors by filling, with its own nominees, the vacancies created by such removal. The provisions also limit the power of stockholders generally, and those with a majority interest, to remove incumbent directors and to fill vacancies on our Board of Directors without the support of incumbent directors.

Stockholder Action by Written Consent

Our Charter provides that any action required or permitted to be taken by our stockholders may be effected by a consent in writing signed by the holders of all of our outstanding shares of common equity securities entitled to vote on the matter. This requirement could deter a change of control because it could delay or deter the stockholders’ ability to take action with respect to us without convening a meeting.

Meetings of Stockholders

Our Bylaws provide for annual stockholder meetings to elect directors. Special stockholder meetings may be called by our Chairman, President or a majority of the Board of Directors and shall be called by our Secretary at the written request of stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting. This requirement could deter a change of control because it could delay or deter the stockholders’ ability to take action with respect to us.

Stockholder Proposals and Director Nominations

Under our Bylaws, in order to have a stockholder proposal or director nomination considered at an annual meeting of stockholders, stockholders are generally required to deliver to us certain information concerning themselves and their stockholder proposal or director nomination not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the “annual meeting anniversary date”); provided, however, that, if the annual meeting is scheduled to be held on a date more than 30 days before or more than 60 days after the annual meeting anniversary date, notice must be delivered to us not later than the close of business on the later of:

●	the 75th day prior to the scheduled date of such annual meeting or

●	the 15th day after public disclosure of the date of such meeting.

Failure to comply with such timing and informational requirements will result in such proposal or director nomination not being considered at the annual meeting. The purpose of requiring stockholders to give us advance notice of nominations and other business, and certain related information is to ensure that we and our stockholders have sufficient time and information to consider any matters that are proposed to be voted on at an annual meeting, thus promoting orderly and informed stockholder voting. Such Bylaw provisions could have the effect of precluding a contest for the election of our directors or the making of stockholder proposals if the proper procedures are not followed, and of delaying or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to have its own proposals approved.

Authorization of Consolidations, Mergers and Sales of Assets

Our Charter provides that any consolidation, merger, share exchange or transfer of all or substantially all of our assets must first be approved by the affirmative vote of a majority of our Board of Directors (including a majority of the Continuing Directors, as defined in our Charter) and thereafter must be approved by a vote of at least a majority of all the votes entitled to be cast on such matter.

Amendment of our Charter and Bylaws

Our Charter may be amended with the approval of a majority of the Board of Directors (including a majority of the Continuing Directors) and the affirmative vote of a majority of the votes entitled to be cast by our stockholders on the matter. Our Bylaws may be amended only by the Board of Directors. In addition, our Board of Directors may amend our Charter without action by our stockholders to increase or decrease the number of shares of stock of any class that we are authorized to issue.

Indemnification; Limitation of Directors’ and Officers’ Liability

Our Charter provides that we have the power, by our Bylaws or by resolution of the Board of Directors, to indemnify directors, officers, employees and agents, provided that indemnification is consistent with applicable law. Our Bylaws provide that we will indemnify, to the fullest extent permitted from time to time by applicable law, our directors, officers, employees and agents and any person serving at our request as a director, officer or employee of another corporation or entity, who by reason of that status or service is or is threatened to be made a party to, or is otherwise involved in, any action, suit or proceeding. According to our Bylaws, indemnification will be against all liability and loss suffered and expenses, including attorneys’ fees, judgments, fines, penalties and amounts paid in settlement, reasonably incurred by the indemnified person in connection with the proceeding. Our Bylaws provide, however, that we will not be required to indemnify a person in connection with an action, suit or proceeding initiated by that person unless it was authorized by the Board of Directors. Our Bylaws provide that we will pay or reimburse reasonable expenses in advance of final disposition of a proceeding and without requiring a preliminary determination of the ultimate entitlement to indemnification, provided that the individual seeking payment provides (a) a written affirmation of the individual’s good faith belief that the individual meets the standard of conduct necessary for indemnification under the laws of the State of Maryland, and (b) a written undertaking to repay the amount advanced if it is ultimately determined that the applicable standard of conduct has not been met. Our Charter limits the liability of our officers and directors to us and our stockholders for money damages to the maximum extent permitted by Maryland law.

The MGCL permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to the corporation or at the corporation’s request, unless it is established that (i) the act or omission of the person was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (ii) the person actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful. The MGCL does not permit indemnification in respect of any proceeding in which the person seeking indemnification is adjudged to be liable to the corporation. Further, a person may not be indemnified for a proceeding brought by that person against the corporation, except (i) for a proceeding brought to enforce indemnification or (ii) if the corporation’s Charter or Bylaws, a resolution of the Board of Directors or an agreement approved by the Board of Directors to which the corporation is a party expressly provides otherwise. Under the MGCL, reasonable expenses incurred by a director or officer who is a party to a proceeding may be paid or reimbursed by the corporation in advance of final disposition of the proceeding upon receipt by the corporation of (i) a written affirmation by the person of his or her good faith belief that the standard of conduct necessary for indemnification has been met and (ii) a written undertaking by or on behalf of the person to repay the amount if it shall ultimately be determined that the standard of conduct has not been met. The MGCL also requires a corporation (unless limited by the corporation’s charter) to indemnify a director or officer who is successful, on the merits or otherwise, in the defense of any proceeding against reasonable expenses incurred by the director in connection with the proceeding in which the director or officer has been successful. Our Charter contains no such limitation. The MGCL permits a corporation to limit the liability of its officers and directors to the corporation or its stockholders for money damages, but may not include any provision that restricts or limits the liability of directors or officers to the corporation and its stockholders to the extent that (i) it is proved that the person actually received an improper benefit or profit in money, property or services; or (ii) a final judgment adverse to the person is entered based on a finding that the person’s act or omission was the result of active or deliberate dishonesty and was material to the cause of action adjudicated.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Provisions of Maryland Law

Business Combinations

Under Maryland law, certain “business combinations” between us and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our stock, an affiliate of ours who, at any time within the previous two years was the beneficial owner of 10% or more of the voting power of our stock (who the statute terms an “interested stockholder”), or an affiliate of an interested stockholder, are prohibited for five years after the most recent date on which the person became an interested stockholder. The business combinations that are subject to this law include mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities. After the five-year period has elapsed, a proposed business combination with any such party must be recommended by the Board of Directors and approved by the affirmative vote of at least:

●	80% of the votes entitled to be cast by holders of our outstanding voting stock; and

●	two-thirds of the votes entitled to be cast by holders of the outstanding voting stock, excluding shares held by the interested stockholder,

unless, among other conditions, the stockholders receive a fair price, as defined by Maryland law, for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions do not apply, however, to business combinations that the Board of Directors approves or exempts before the time that the interested stockholder becomes an interested stockholder. Our Charter provides that these provisions do not apply to transactions between us and any person who owned 20% of the common stock of a predecessor to the Company as of December 31, 1996, or such person’s affiliates. As of that date, only Mr. Charles J. Urstadt, former Chairman Emeritus of the Company, owned that percentage of our common stock.

Our Board of Directors has from time to time authorized issuances of our stock to Mr. Willing L. Biddle, with the effect that he is not an interested stockholder and these provisions do not apply to transactions between us and Mr. Biddle or his affiliates. In addition, our Board of Directors has, by resolution, determined that the Maryland law provisions restricting business combinations will not be applicable to spouses, children and other descendants of Mr. Urstadt or Mr. Biddle and certain trusts created for their benefit, and any of their affiliates.

Control Share Acquisitions

Maryland law provides that “control shares” acquired in a “control share acquisition” have no voting rights unless approved by the affirmative vote of two-thirds of all votes entitled to be cast on the matter, excluding shares owned by the acquiror or by officers of ours or employees of ours who are also directors. “Control shares” are voting shares which, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power, other than by revocable proxy, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more but less than one-third;

●	one-third or more but less than a majority; or

●	a majority of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of ownership of, or the power to direct the voting power of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel our Board of Directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the stockholders’ meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror is then entitled to direct the exercise of a majority of all voting power, then all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions of our stock approved or exempted by our Charter or Bylaws.

Our Bylaws exempt from the Maryland control share statute any and all acquisitions of our common stock or preferred stock by any person. The Board of Directors has the right, however to withdraw this exemption at any time in the future.

Dissolution Requirements

Maryland law generally permits the dissolution of a corporation if approved (a) first by the affirmative vote of a majority of the entire Board of Directors declaring such dissolution to be advisable and directing that the proposed dissolution be submitted for consideration at an annual or special meeting of stockholders, and (b) upon proper notice being given as to the purpose of the meeting, then by the stockholders of the corporation by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter. Our Charter reduces the required vote (as permitted by Maryland law) to a majority of the votes entitled to be cast on the matter.

Additional Provisions of Maryland Law

Maryland law also provides that Maryland corporations that are subject to the Exchange Act and have at least three outside directors can elect by resolution of the Board of Directors to be subject to some corporate governance provisions that may be inconsistent with the corporation’s charter and bylaws. Under the applicable statute, a Board of Directors may classify itself without the vote of stockholders. A Board of Directors classified in that manner cannot be altered by amendment to the charter of the corporation. Further, the Board of Directors may, by electing into applicable statutory provisions and notwithstanding the charter or bylaws:

●	provide that a special meeting of stockholders will be called only at the request of stockholders, entitled to cast at least a majority of the votes entitled to be cast at the meeting;

●	reserve for itself the right to fix the number of directors;

●	provide that a director may be removed only by the vote of the holders of two-thirds of the stock entitled to vote;

●	retain for itself sole authority to fill vacancies created by the death, removal or resignation of a director; and

●	provide that all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors, in office, even if the remaining directors do not constitute a quorum.

In addition, a director elected to fill a vacancy under this provision will serve for the balance of the unexpired term and until a successor is elected and qualifies instead of until the next annual meeting of stockholders. A board of directors may implement all or any of these provisions without amending the charter or bylaws and without stockholder approval. A corporation may be prohibited by its charter or by resolution of its board of directors from electing any of the provisions of the statute. We are not prohibited from implementing any or all of the statute.

While certain of these provisions are already contemplated by our Charter and Bylaws, the law would permit our Board of Directors to override further changes to the Charter or Bylaws. If implemented, these provisions could discourage offers to acquire our common stock or Class A common stock and could increase the difficulty of completing an offer.

Under Maryland law, our Board of Directors may amend our Charter without stockholder action to effect a reverse stock split with respect to any class of shares, provided the Board does not cause a combination of more than 10 shares of stock into one share in any 12-month period.

Under Maryland law, dissenting stockholders may have, subject to satisfying certain procedures, the right to demand and receive payment of the fair value of their shares of stock in connection with certain transactions (often referred to as appraisal rights). Under Maryland law, however, stockholders may not demand fair value of stock if the shares are listed on a national securities exchange. Holders of shares of any class of our stock that is listed on a national securities exchange, such as our common stock and Class A common stock, would be precluded from exercising appraisal rights and dissenting from extraordinary transactions, such as the merger of our Company with or into another company or the sale of all or substantially all our assets.

Change of Control Agreements

We have entered into change of control agreements with certain of our senior executives providing for the payment of money to these executives upon the termination of employment following the occurrence of a change of control of our Company as defined in these agreements. If, within 18 months following a change of control, we terminate the executive’s employment other than for cause, or if the executive elects to terminate his or her employment with us for reasons specified in the agreement, we will pay the executive an amount equal to twelve months of the executive’s base salary in effect at the date of the change of control and will: (a) continue in effect for a period of twelve months, for the benefit of the executive and his family, life and health insurance, disability, medical and other benefit programs in which the executive participates, provided that the executive’s continued participation is possible, or (b) if such continued participation is not possible, arrange to provide for the executive and his family similar benefits for the same period. In addition, our Compensation Committee has the discretion under our restricted stock plan to accelerate the vesting of outstanding restricted stock awards in the event of a change of control. These provisions may deter changes of control of our Company because of the increased cost for a third party to acquire control of our Company.

Possible Anti-Takeover Effect of Certain Provisions of Our Charter and Bylaws, Maryland Law, Stockholder Rights Plan and Change of Control Agreements

Certain provisions of our Charter and Bylaws, certain provisions of Maryland law, our stockholder rights plan and our change of control agreements with our officers could have the effect of delaying or preventing a transaction or a change of control that might involve a premium price for stockholders or that they otherwise may believe is desirable.

Interests of Mr. Charles J. Urstadt and Mr. Willing L. Biddle

The estate of Mr. Charles J. Urstadt, our former Chairman Emeritus, and Mr. Willing L. Biddle, our President, Chief Executive Officer and Director, beneficially own 4,543,198 and 3,221,842 shares of common stock, respectively and 176,767 and 48,324 shares of Class A common stock, respectively, constituting approximately 67.2% of the voting power of our outstanding common equity securities. In view of the common equity securities beneficially owned by Mr. Urstadt’s estate and Mr. Biddle, they may control a sufficient percentage of the voting power of our common equity securities to effectively block certain proposals which require a vote of our stockholders.

DESCRIPTION OF THE OPERATING AGREEMENT OF UB HIGH RIDGE, LLC

Management

UB High Ridge, LLC is organized as a Delaware limited liability company under the Delaware Limited Liability Company Act and the terms of its operating agreement, the Amended and Restated Operating Agreement of UB High Ridge, LLC. We are the sole managing member of UB High Ridge. Generally, pursuant to the operating agreement, the managing member has exclusive and complete responsibility and discretion in the management and control of UB High Ridge, including, subject to the restrictions discussed below, the ability to cause it to enter into major transactions such as acquisitions, dispositions, financings and refinancings and to manage and operate its properties. The managing member may not be removed as the managing member of UB High Ridge, with or without cause, except for fraud or intentional malfeasance. Non-managing members of UB High Ridge have no right to participate in or exercise control or management power over the business and affairs of UB High Ridge, except in limited circumstances described below and as required by any non-waivable provision of applicable law.

Purpose and Business

The purpose and nature of the business to be conducted by UB High Ridge is to engage in the business of acquiring, owning, operating, managing, developing, maintaining and mortgaging the contributed properties, and engaging in such activities as necessary or incidental to the foregoing, including the sale, lease or transfer of all or any portion of the contributed properties. However, such business is limited to and conducted in such a manner as to permit us at all times to be classified as a REIT.

Restrictions on Transfer of Contributed Properties

The managing member may not permit UB High Ridge or its subsidiaries to (i) sell or transfer any of the contributed properties prior to January 1, 2032 other than as part of a tax-deferred transaction under the Code or if the conditions exist which would give the managing member the right to call all of the outstanding DR Units owned by the non-managing members; or (ii) consummate any transaction that would require the non-managing members to dispose of their DR Units in a taxable transaction prior to January 1, 2032. Until January 1, 2032, the managing member may not cause UB High Ridge or its subsidiaries to alter the terms of certain existing mortgages if it would cause the amount of nonrecourse liability evidenced by such mortgages to be less than $10,000,000, with certain exceptions, including permitted refinancings. Violations of the foregoing result in a make-whole payment by the managing member.

Transferability of Interests

Managing Member Interests

We may transfer any or all of our managing member membership interest at any time, without the consent of the non-managing members, in connection with our merger, consolidation or other combination, or sale of all or substantially all of our assets; a reclassification, recapitalization or alteration of our capital structure; or any going private transaction or public take-out transaction. In the event of our merger or consolidation with or into another entity, the surviving entity of such merger is required to assume all of our obligations under the operating agreement.

Non-Managing Member Interests

The operating agreement provides that a non-managing member may not transfer its DR Units, or any of its economic rights as a member, without the prior written consent of the managing member, which consent may not be unreasonably withheld, except that a non-managing member may, without obtaining the managing member’s consent, transfer its non-managing member interest to (i) designated family members of such non-managing member, (ii) if the non-managing member is a trust, then a beneficiary of such trust and (iii) a trust, partnership, limited liability company or other entity all of the beneficial interests of which are owned by the non-managing member. Except in connection with transfers to the foregoing “permitted assignees,” a transfer is prohibited if the non-managing member cannot deliver a legal opinion stating that registration under federal or state securities is not required in connection with such transfer and that federal and state securities laws are not violated by such transfer, or the non-managing member is unable to deliver certain organizational or other documents reasonably required by the managing member. If a non-managing member is subject to incapacity, the executor or a person in a similar position to such member’s estate may exercise the rights of the non-managing member.

The operating agreement also prohibits the transfer of any membership interest if in the opinion of legal counsel, it would result in UB High Ridge being treated as an association taxable as a corporation, or such transfer is effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code.

Company-Level Transactions

In the event of our merger or consolidation with or into another entity, or the sale or conveyance to another entity of all or substantially all of our assets (each, a “terminating event”), each non-managing member will have the right to: (i) put all or a portion of the DR Units held by such member to us immediately prior to the consummation of such terminating event in accordance with the redemption provisions described below under “—Redemption Rights”; (ii) receive, in complete liquidation for all or a portion of the DR Units held by such non-managing member, an amount of cash, securities or other property substantially equivalent in value, as determined by us in good faith, to the amount such non-managing member would have received (exclusive of applicable appraisal or similar rights) had it exercised the put right for shares of our Class A common stock immediately prior to such terminating event; (iii) convert each Common Unit held by such non-managing member into Series A Preferred Units, with the number of Series A Preferred Units equal to the Value (as defined below) of a share of our Class A common stock immediately prior to consummation of such terminating event divided by an amount equal to $23.50 (the “Unit Price”); or (iv) continue to hold DR Units subject to the terms of the terminating event.

For purposes of the operating agreement, the “Value” of a share of our Class A common stock means the average of the daily closing prices for twenty consecutive NYSE trading days immediately prior to, but excluding, the five trading days prior to the specified redemption date or any other date of calculation specified in the operating agreement.

Except in connection with a transaction described in the paragraphs above, we may not withdraw from UB High Ridge or transfer any portion of our managing member membership interest without the consent of a majority in interest of the non-managing members, which consent shall not be unreasonably withheld.

Capital Contributions

The non-managing members do not have any right or obligation to make any additional capital contributions or loans to UB High Ridge. We may, but are not required to, contribute additional capital to UB High Ridge and receive additional DR Units.

Except as provided below in “—Distributions”, we and our affiliates do not have any obligation to lend or advance funds to UB High Ridge, but may do so at any time and for any purpose. Such loans will be subordinate to any third-party indebtedness of UB High Ridge.

Distributions

Non-managing members are entitled to receive distributions payable on a quarterly basis, in proportion to the Common Units, Series A Preferred Units and Series B Preferred Units held by them, until such holders have received distributions equal to an aggregate priority quarterly distribution amount specified in the operating agreement. Following the distribution to the non-managing members, we are entitled to receive a distribution to repay all outstanding loans, if any, made by us to UB High Ridge, after which we are entitled to receive the remaining cash available for distribution.

If available cash during a quarter is insufficient to pay the non-managing members the aggregate amount described above, then we will either loan funds to or make an additional capital contribution in cash to UB High Ridge in the amount sufficient to pay the non-managing members, and UB High Ridge will distribute to the non-managing members the proceeds of such loan or the cash so contributed, together with any available cash for such quarter.

If for any reason, UB High Ridge is unable to make distributions on the DR Units in respect of any quarter, such undistributed amount accrues and compounds on a quarterly basis.

In the event UB High Ridge liquidates, non-managing members will have certain priorities over distributions to us.

UB High Ridge will distribute the net proceeds from any capital transaction (other than a sale or other disposition of all or substantially all of UB High Ridge or a subsidiary’s assets or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of UB High Ridge or a subsidiary’s assets) that was received by UB High Ridge, payable on a quarterly basis, to the non-managing members, in proportion to their respective Common Units, Series A Preferred Units and Series B Preferred Units, until such holders have received distributions equal to the aggregate priority quarterly distribution amount in respect of such quarter together with the amount of any accrued but unpaid aggregate priority quarterly distribution payable with respect to any prior quarters. Following the distribution to the non-managing members, we are entitled to receive a distribution to repay all outstanding loans made by us to UB High Ridge, after which we are entitled to receive the balance of the proceeds.

Proceeds from a sale or other disposition of all or substantially all of UB High Ridge’ or a subsidiary’s assets or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of UB High Ridge or a subsidiary’s assets, and any other cash received or reductions in reserves made after commencement of the liquidation of UB High Ridge, will be distributed to the members based upon their respective positive capital account balances, in the manner and order of priority set forth in the operating agreement.

In the event UB High Ridge liquidates, the proceeds from liquidation are generally distributed as follows:

●	First, to the payment and discharge of UB High Ridge’s debts and liabilities to creditors other than the members;
●	Second, to the payment and discharge of, and in proportion to, all of UB High Ridge’s and liabilities to the non-managing members, which includes the payment of the make-whole payment, if applicable;

●	Third, the establishment, in the discretion of the liquidator, of a reasonable reserve for UB High Ridge’s liabilities;
●	Fourth, pro rata to the non-managing members then holding Preferred Units an aggregate amount equal to the product of the Unit Price, multiplied by the number of Preferred Units then owned by the non-managing members, together with an amount equal to any accrued but unpaid aggregate priority quarterly distribution payable with respect to Preferred Units held by such non-managing members (the managing member may, at its option, in lieu of the cash distribution, substitute an equivalent number of shares of our Class A common stock having an aggregate Value equal to the cash distribution, provided certain conditions are satisfied);

●	Fifth, pro rata to the non-managing members then holding Common Units an aggregate amount equal to the product of the Value of our Class A common stock, multiplied by the number of Common Units then owned by the non-managing members, together with an amount equal to any accrued but unpaid aggregate priority quarterly distribution payable with respect to Common Units held by such non-managing members (the managing member may, at its option, in lieu of the cash distribution, substitute an equivalent number of shares of Class A common stock having an aggregate Value equal to the cash distribution, provided certain conditions are satisfied);

●	Sixth, to the payment and discharge of all of UB High Ridge’s debts and liabilities to the managing member;
●	Seventh, the next $60,000,000.00, multiplied by an amount equal to one plus the aggregate percentage increase, if any (but not less than zero), in the consumer price index between October 1, 2016 and the date of such liquidating event, to the managing member; and

●	Thereafter, the balance, if any, 90% to the managing member and 10% to the non-managing members then holding Preferred Units, to the extent of such non-managing members’ positive capital accounts, provided that if any Preferred Units have been put or called, then an amount of the liquidation proceeds distributable pursuant to this section to such non-managing members shall be reallocated to the managing member so that the aggregate amount distributed to the non-managing members pursuant to this section shall equal 10% of the total liquidation proceeds distributable pursuant to this section multiplied by a fraction, the numerator of which equals the number of Preferred Units outstanding on the date of such liquidating event that are owned by the non-managing members, and the denominator of which equals the number of Preferred Units issued to the non-managing members.

Allocations

Profits for each fiscal year are generally allocated as follows:

●	First, to the managing member to the extent by which cumulative prior allocations of losses to the managing member exceed cumulative prior allocations of profits to the managing member;
●	Second, among the holders of DR Units other than the managing member, in accordance with their respective ownership interests, until the cumulative profits allocated to such holders equals the cumulative amount of available cash distributed or distributable to such holders; and

●	Thereafter, to the managing member.

Losses for each fiscal year are to be allocated to the managing member.

Profits arising upon a sale or other disposition of all or substantially all of UB High Ridge or a subsidiary’s assets or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of UB High Ridge or a subsidiary’s assets are generally allocated as follows:

●	First, to the managing member to the extent by which cumulative prior allocations of losses to the managing member exceed cumulative prior allocations of profits to the managing member;
●	Second, among the non-managing members, in accordance with their respective ownership interests, until the cumulative profits allocated to the non-managing members equals the cumulative amount of available cash distributed or distributable to such holders;

●	Third, among the non-managing members holding Preferred Units, in accordance with their respective ownership interests, until their respective capital accounts are equal to the amount of cash distributable to them in accordance with the initial distribution to which they are entitled upon UB High Ridge’s liquidation;

●	Fourth, among the non-managing members holding Common Units, in accordance with their respective ownership interests, until their respective capital accounts are equal to the amount of cash distributable to them in accordance with the initial distribution to which they are entitled upon UB High Ridge’s liquidation;

●	Fifth, to the managing member until the managing member’s capital account is equal to the amount of cash, if any, distributable to it in accordance with the initial distributions to which it is entitled upon UB High Ridge’s liquidation;

●	Thereafter, the balance - 90% to the managing member and 10% to the non-managing members holding Preferred Units, provided that if any Preferred Units have been put or called, then an amount of profits allocated to such non-managing members shall be reallocated to the managing member so that the aggregate amount allocated to the non-managing members shall equal 10% of the total profits allocated hereto multiplied by a fraction, the numerator of which equals the number of Preferred Units outstanding on the closing date of such transaction that are owned by such non-managing members, and the denominator of which equals the number of Preferred Units issued to all the non-managing members.

Losses arising upon a sale or other disposition of all or substantially all of UB High Ridge or a subsidiary’s assets or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of UB High Ridge or a subsidiary’s assets are allocated to the managing member.

All of the foregoing allocations are subject to certain special allocations and to compliance with the provisions of Sections 704(b) and (c) of the Code and the U.S. Treasury regulations promulgated thereunder.

Tax Matters

The operating agreement provides that we are the “tax matters partner” of UB High Ridge and have authority to handle tax audits and to make tax elections under the Code on behalf of UB High Ridge.

Redemption Rights

Non-Managing Members’ Put Rights

Since March 29, 2018, the first anniversary of the closing date, each non-managing member has held the right to require us to acquire on a specified redemption date: (i) all or a portion of such non-managing member’s Common Units for, at our option, the Common Unit Cash Amount or the Class A Share Amount (as such terms are defined below); or (ii) all or a portion of such non-managing member’s Preferred Units for, at our option, the Preferred Unit Cash Amount (as defined below) or the number of shares of Class A common stock equal to the Preferred Unit Cash Amount, divided by the Value of a share of Class A common stock. A non-managing member may not exercise the put right for less than 23,829 DR Units, or if such non-managing member holds less than that amount, all of such non-managing member’s DR Units. For the avoidance of doubt, the put right will be exercisable notwithstanding any notice of a liquidating event or a sale or other disposition of all or substantially all of UB High Ridge or a subsidiary’s assets or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of UB High Ridge or a subsidiary’s assets.

As of the date of this prospectus, we have elected to satisfy all redemption requests for cash rather than in exchange for shares of our Class A common stock. In August and October 2018, three of the non-managing members required us to redeem, in the aggregate, 17,695 Series A Preferred Units and 34,219 Series B Preferred Units. The total cash redemption amount for the 2018 redemptions equaled $1.2 million. In June 2019 and August 2019 two of the non-managing members required us to redeem, in the aggregate 5,866 Series A Preferred Units, 5,866 Series B Preferred Units and 50,963.95 Common Units from a non-managing member. The total cash price paid for the 2019 redemptions was $1.4 million. In January 2020, one of our non-managing members required us to redeem 8,122 Series A Preferred Units and 15,707 Series B Preferred Units. The total cash price paid for the 2020 redemptions was $0.57 million.

Company’s Call Rights

Commencing on January 1, 2032, we have the right to call: (i) all (but not less than all) of the Common Units outstanding and held by the non-managing members for, at our option, the Common Unit Cash Amount or the Class A Share Amount; and (ii) all (but not less than all) of the Preferred Units then outstanding and held by the non-managing members for, at our option, the Preferred Unit Cash Amount or the number of Class A common stock equal to the Preferred Unit Cash Amount divided by the Value of a shares of Class A common stock.

Following the death or dissolution of a non-managing member, we have the right to call all (but not less than all) of the DR Units held by such deceased or dissolved non-managing member prior to its death or dissolution, for cash or Class A common stock, in either case, with the amount of cash or the number of shares of Class A common stock calculated in the manner described in the paragraph above.

Registration of Class A Common Stock

We may not acquire any DR Units pursuant to the foregoing paragraphs by issuing shares of Class A common stock, rather than cash, unless (a) the Class A common stock is publicly traded, and (b) we have an effective registration statement in effect that complies in all material respects with applicable SEC rules providing for the registration of the issuance or, if the issuance is to an “affiliate” (as defined in Rule 144 under the Securities Act) of UB High Ridge, the resale of the DR Units under the Securities Act. We are not, however, contractually required to register such shares.

General

All DR Units acquired by us will automatically convert into and be deemed to be part of the managing member membership interest as of such specified redemption date, and a non-managing member will continue to own all DR Units subject to any put notice or call notice, and be treated as a member for purposes of the operating agreement, until such DR Units are paid for by us by either payment in full of the Cash Amount or the issuance of the Class A common stock on the specified redemption date relating to such DR Units.

For purposes of the redemption / call provisions, the following definitions apply:

“Class A Share Amount” means a number of shares of our Class A common stock equal to the product of the number of Common Units that have been put by a non-managing member to us as the managing member for redemption or exchange pursuant to the operating agreement, multiplied by a specified adjustment factor in the event of certain Class A common stock dividends, splits or similar transactions. If we issue to all holders of Class A common stock rights, options, warrants or convertible or exchangeable securities entitling the holders of Class A common stock to subscribe for or purchase shares of Class A common stock, or any other securities or property (collectively, the “Rights”), with the record date for such Rights issuance falling within the period starting on the date of the put notice and ending on the day immediately preceding the specified redemption date, which rights will not be distributed before the relevant specified redemption date, then the Class A Common Stock Amount will also include such Rights that a holder of that number of shares of Class A common stock would be entitled to receive, expressed, where relevant hereunder, in a number of shares of Class A common stock determined by us as the managing member.

“Common Unit Cash Amount” means an amount of cash equal to the product of (i) the Value of a share of Class A common stock, multiplied by (ii) the Class A Share Amount determined as of the applicable specified redemption date.

“Preferred Unit Cash Amount” means an amount of cash equal to (i) the product of (a) the number of Preferred Units that have been tendered for redemption or exchange by the non-managing members to us as the managing member pursuant to the operating agreement, multiplied by (b) the Unit Price, plus (ii) any accrued but unpaid distributions with respect to such Preferred Units for the period from, and including, the distribution date immediately preceding the applicable specified redemption date to, but excluding, such specified redemption date.

Term

UB High Ridge will continue until December 31, 2099, unless sooner dissolved and terminated upon the first to occur of certain specified events.

Amendment of the Operating Agreement

Amendments to the operating agreement may only be proposed by the managing member. Except for amendments that, among other things, do not adversely affect the non-managing members, amendments to the operating agreement generally must be approved by the consent of the majority in interest of the non-managing members.

Notwithstanding the above, the operating agreement may not be amended without the written consent of each non-managing member if such amendment would (i) convert a non-managing member’s interest in UB High Ridge into a managing member interest, (ii) modify the limited liability of the non-managing members in a manner adverse to such members, (iii) affect the operation of the adjustment factor, the put right or the call right in a manner that adversely affects the non-managing members, (iv) alter UB High Ridge’s allocations of profits and loss to the non-managing members, (v) impose on the non-managing members any obligation to make additional capital contributions, or (vi) amend the provisions of the operating agreement regarding the managing member’s obligations if available cash during a quarter is insufficient to pay to non-managing members, certain restrictions on the managing member’s authority and this amendment provision.

COMPARISON OF DR UNITS AND CLASS A COMMON STOCK

UB High Ridge, LLC and the Company are organized and incorporated in Delaware and Maryland, respectively. Upon the exchange of DR Units for shares of the Company’s Class A common stock, the rights of stockholders of the Company will be governed by the Maryland General Corporation Law and by the Company’s Charter and Bylaws.

The information below highlights certain material differences between the DR Units of UB High Ridge and the Company’s shares of Class A common stock, including, among other things, the nature of the investment, voting rights, distributions and dividends, liquidity and transferability, liquidation rights, redemption rights and certain tax matters. These comparisons are intended to assist holders of DR Units in understanding the ways in which their investment will be materially changed if they tender their DR Units in exchange for shares of the Company’s Class A common stock.

The following discussion is summary in nature and does not constitute a complete discussion of these matters, and holders of DR Units of UB High Ridge should carefully review the rest of this prospectus and the registration statement of which this prospectus is a part, and the documents we incorporate by reference as exhibits to the registration of which this prospectus is a part, particularly our Charter and our Bylaws for important additional information. This discussion, to the extent it constitutes a summary of any document is qualified entirely by reference to those documents.

DR Units / Delaware Law	Class A Common Stock / Maryland Law

Nature of Investment

The DR Units constitute non-managing membership interests in UB High Ridge, LLC, a Delaware limited liability company. UB High Ridge and a wholly-owned special purpose subsidiary currently own three properties in Connecticut.

The shares of Class A common stock constitute equity securities in Urstadt Biddle Properties Inc., a Maryland corporation. We have elected to be taxed as a REIT under the Code, commencing with our taxable year ended October 31, 1970, and intend to maintain our qualification as a REIT. Our qualification and taxation as a REIT depends upon our ability to meet the various qualification tests imposed under the Code relating to our actual annual operating results, asset composition, distribution levels, and diversity of stock ownership. See “United States Federal Income Tax Considerations—Taxation of the Company.”

At April 30, 2020, we owned or had an equity interest in 81 properties comprised of neighborhood and community shopping centers, office properties, single tenant retail or restaurant properties and office/retail mixed use properties located in four states located in the northeastern part of the United States, containing a total of 5.3 million square feet of gross leasable area (“GLA”).

Purpose

The purpose and nature of the business to be conducted by UB High Ridge is to engage in the business of acquiring, owning, operating, managing, developing, maintaining and mortgaging the contributed properties, and engaging in such activities as necessary or incidental to the foregoing, including the sale, lease or transfer of all or any portion of the contributed properties. However, such business is limited to and conducted in such a manner as to permit us at all times to be classified as a REIT.

Under our Charter, the Company may engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland.

Voting Rights

Under the operating agreement, the non-managing members have voting rights only as to specified limited matters, including:

●amending the operating agreement, with certain exceptions; and
●transfers of the managing member membership interest (except in connection with the managing member’s merger, consolidation or other combination, or sale of all or substantially all of the managing member’s assets; a reclassification, recapitalization or alteration of the managing member’s capital structure; or any going private transaction or public take-out transaction); and
●dissolution.

Holders of our Class A common stock are entitled to 1/20th of one vote per share on all matters submitted to the common stockholders for vote at all meetings of stockholders. Except as otherwise required by law or as to certain matters as to which separate class voting rights may be granted in the future to holders of one or more other classes or series of our capital stock, holders of common stock and Class A common stock vote together as a single class, and not as separate classes, on all matters voted upon by our stockholders.

Holders of our Class A common stock have the right to vote on, among other things, the election of directors, a merger or sale of all or substantially all of the property or assets of the Company, amendments to the Charter and dissolution of the Company.

The non-managing members generally do not otherwise have the right to vote on decisions relating to the operation or management of UB High Ridge.

Non-managing member approval is obtained by the consent or vote of non-managing members holding in the aggregate more than fifty percent (50%) of the then aggregate outstanding DR Units (other than DR Units held by the managing member or its affiliates).

Under our Charter, (i) a sale, lease or exchange of all or substantially all of the property or assets, including goodwill, of the Company or (ii) share exchange or merger or consolidation of the Company with or into any other corporation requires the affirmative vote of holders of shares of the Company’s stock representing a majority of all votes entitled to be cast on the matter.

Amendments to the Charter of Maryland corporation require the affirmative vote of two-thirds of the votes entitled to be cast on the matter. Our Charter reduces the required vote (as permitted by Maryland law) to a majority of the votes entitled to be cast on the matter.

Dissolution of a Maryland corporation must be approved by the stockholders of the corporation by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter. Our Charter reduces the required vote (as permitted by Maryland law) to a majority of the votes entitled to be cast on the matter.

Sale of Assets; Merger

UB High Ridge may not sell any of the contributed properties (or cause non-managing members to dispose of DR Units) prior to January 1, 2032 other than as part of a tax-deferred or similar transaction. Until January 1, 2032, the managing member is also restricted from certain actions in respect of the existing mortgage, with exceptions, including permitted refinancings. See “Description of the Operating Agreement of UB High Ridge, LLC—Restrictions on Transfer of Contributed Properties.”

Our Charter provides that any consolidation, merger, share exchange or transfer of all or substantially all of our assets must first be approved by the affirmative vote of a majority of our Board of Directors (including a majority of the Continuing Directors, as defined in our Charter) and thereafter must be approved by a vote of at least a majority of all the votes entitled to be cast on such matter.

Transfer / Change of Control Limitations

Except in limited circumstances, the managing member has exclusive management power over the business and affairs of UB High Ridge. The managing member may not be removed as managing member by the other members with or without cause, except in limited circumstances.

Except to a permitted assignee, a non-managing member generally may not transfer all or any portion of its membership interest, or any of such member’s economic rights as a member, without the prior written consent of the managing member, which consent may not be unreasonably withheld.

Our Charter and bylaws contain provisions that may have the effect of delaying or discouraging a proposal for the acquisition of the Company or the removal of incumbent directors. These provisions include, among others, a classified board, voting provisions and provisions designed to avoid concentration of share ownership in a manner that would jeopardize our status as a REIT under the Code. In addition, we have a stockholder rights plan and change of control agreements.

Maryland law also contains provisions which could delay, defer or prevent a change of control or other transaction. See “Certain Provisions of Our Charter and Bylaws, Maryland Law, Our Stockholder Rights Plan and Change of Control Agreements.”

Distributions / Dividends

See “Description of the Operating Agreement of UB High Ridge, LLC—Distributions.”	See “Description of Capital Stock—Description of Common Stock and Class A Common Stock—Dividends and Distributions” and “United States Federal Income Tax Considerations—Distribution Requirements.”

Additional Equity

The non-managing members do not have any right or obligation to make any additional capital contributions or loans to UB High Ridge. The managing member may, but is not required to, contribute additional capital to UB High Ridge and receive additional DR Units.

Our Board of Directors may authorize the issuance from time to time of shares of stock of any class, whether now or hereafter authorized, or securities or rights convertible into shares of stock, subject to such restrictions or limitations, if any, as set forth in our Charter, provided that such additional shares do not exceed the authorized number of shares of stock stated in our Charter.

Management Control

All management powers over the business and affairs of UB High Ridge are vested in the managing member, subject to a few restrictions. No non-managing member shall have any right to participate in or exercise control or management power over the business and affairs of UB High Ridge, except for actions which require the consent of non-managing members.

The business and affairs of the Company are managed under the direction of the Board of Directors subject to applicable provisions of Maryland law and the express limitations in our Charter and bylaws.

Liquidity and Transferability / Redemption at Holder’s Option

There is no public market for the DR Units and the DR Units are not listed on any securities exchange.

Transfers of DR Units are subject to a number of restrictions contained in the operating agreement, including receiving the managing member’s prior written consent, not to be unreasonably withheld, for transfers of interests by non-managing member, other than to permitted assignees and in the case of incapacity.

Since March 29, 2018, each non-managing member has held the right to require the managing member to redeem all or a portion of such non-managing member’s DR Units for, at our option, cash or shares of the managing member’s Class A common stock. See “Description of the Operating Agreement of UB High Ridge, LLC—Redemption Rights.”

Our Class A common stock is listed on the NYSE under the symbol “UBA”. Our Class A common stock is freely transferable, and except for the ownership limit and federal and state securities laws restrictions on our directors, officers and other affiliates and on persons holding “restricted” stock, our stockholders are not restricted in their ability to sell or transfer shares of the Class A common stock.

Our Class A common stock is not redeemable or convertible at the option of the stockholder.

Commencing on January 1, 2032, we have the right to call the DR Units for, at our option, cash or shares of the managing member’s Class A common stock. See “Description of the Operating Agreement of UB High Ridge, LLC—Redemption Rights.”

Liquidation Rights

Upon UB High Ridge’s dissolution, its assets shall be liquidated and the proceeds therefrom shall be applied and distributed in accordance with priorities set forth in the operating agreement. As a general matter, non-managing members have certain priorities over distributions to us.

Holders of our Class A common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential liquidation rights of any other class or series of our stock. Holders of our Class A Common Stock are entitled to participate in any such distribution in the same per share amount as the holders of Common Stock.

Certain U.S. Federal Income Tax Matters

As a partnership for U.S. federal income tax purposes, UB High Ridge is not subject to U.S. federal income taxes at the entity level. Instead, each holder of DR Units (a “unitholder”) will include such unitholder’s distributive share of UB High Ridge’s taxable income or loss in determining such unitholder’s federal income tax liability. Individual unitholders of DR Units are subject to U.S. federal income tax at a maximum rate (under current law) of 37% on their distributive shares of UB High Ridge’s income. Corporate unitholders of DR Units are subject to U.S. federal income tax at a maximum rate (under current law) of 21% on their distributive shares of UB High Ridge’s income. Corporate unitholders that are non-U.S. persons may (in addition to being subject to U.S. federal corporate income tax) be subject to a 30% “branch profits tax” on their distributive shares of UB High Ridge’s income.

The exchange of DR Units for either cash or shares of our Class A common stock is a taxable transaction. See “United States Federal Income Tax Considerations United States Federal Income Tax Considerations—Tax Consequences of Redemption.”

Depending on certain facts, a unitholder’s distributive share of income and loss from UB High Ridge may be subject to the “passive activity” limitations. Under these rules, a loss from UB High Ridge that is considered “passive income” generally can be offset only against a unitholder’s income and loss from other investments that constitute “passive activities”. It is not anticipated that any losses will be allocated by UB High Ridge to non-managing members.

We have elected to be taxed as a REIT for U.S. federal income tax purposes. A REIT generally is not subject to federal income tax on the income that it distributes to shareholders if it meets the applicable REIT distribution requirements and other requirements for qualification as a REIT. Even a REIT, however, is subject to federal income tax in certain circumstances. In addition, a REIT and/or its subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on its assets and operations.

Distributions we make and gain arising from the sale or exchange by a U.S. shareholder of our shares of Class A common stock will not be treated as “passive activity” income. As a result, U.S. shareholders generally will not be able to apply any “passive losses” against this income or gain. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitations. A U.S. shareholder may elect, depending upon such shareholder’s particular situation, to treat capital gain dividends, capital gains from the disposition of shares and income designated as qualified dividend income as investment income for purposes of the investment interest limitation, in which case the applicable capital gains will be taxed at ordinary income rates.

The operating agreement of UB High Ridge contemplates that holders of DR Units generally will be allocated income each year equal to the amount of their respective quarterly distributions. In connection with cash distributions to the holders of DR Units, including a liquidating capital transaction, such cash distributions from UB High Ridge will generally not be taxable to a unitholder except to the extent they exceed such unitholder’s outside tax basis in such unitholder’s DR Units (which outside tax basis will typically be increased by the unitholder’s distributive share of UB High Ridge’s liabilities).

Each year, unitholders will receive a “Schedule K-1” from UB High Ridge that will contain detailed tax information for inclusion in preparing their U.S. federal income tax returns.

Unitholders may be required to file state income tax returns and/or pay state income taxes in the state(s) in which UB High Ridge owns property, even if they are not residents thereof.

Distributions made by us to our taxable U.S. shareholders out of current or accumulated earnings and profits (and not designated as “capital gain dividends” or “qualified dividend income”) will be taken into account by them as ordinary income and, in the case of U.S. shareholders that are corporations, will not be eligible for the dividends-received deduction. Such distributions will be subject to a 30% U.S. withholding tax in the hands of non-U.S. shareholders (unless such 30% withholding tax may be reduced by an applicable income tax treaty between the United States and the jurisdiction of a non-U.S. shareholder). Distributions that are properly designated by us as “capital gain dividends” or “qualified dividend income” may be taxed at long-term capital gain rates, subject to certain exceptions. Distributions (other than those designated as capital gain dividends) in excess of current and accumulated earnings and profits will first be treated as a nontaxable return of capital to the extent of a shareholder’s adjusted basis in our stock. If the stock has been held as a capital asset the excess will be taxed as long-term capital gain if the stock has been held for more than one year and short-term capital gain if the stock has been held for one year or less.

Each year, U.S. shareholders will receive an Internal Revenue Service (“IRS”) Form 1099 containing information regarding dividends paid and, if applicable, dividends designated as capital gain dividends or qualified dividend income. In the event we designate any amounts as undistributed capital gain, shareholders will receive an IRS Form 2439 containing information regarding the amount of gain required to be included in their income.

U.S. shareholders who are individuals generally will not be required to file state income tax returns and/or pay state income taxes outside of their state of residence with respect to our operations and distributions. We may be required to pay state income taxes in certain states.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes certain material federal income tax consequences to us and to holders of our shares generally relating to our treatment as a REIT.

The laws governing the federal income tax treatment of a REIT and its shareholders are highly technical and complex. This summary is for general information only, and does not purport to address all of the tax issues that may be important to you. In addition, this section does not address the tax issues that may be important to certain types of shareholders that are subject to special treatment under the federal income tax laws, such as:

●	insurance companies;
●	tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Shareholders,” below);
●	financial institutions or broker-dealers;
●	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “— Taxation of Non-U.S. Shareholders,” below);
●	U.S. expatriates;
●	persons who mark-to-market our shares;
●	subchapter S corporations;
●	U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;
●	regulated investment companies and REITs;
●	trusts and estates;
●	persons who receive our shares through the exercise of employee options or otherwise as compensation;
●	persons holding our shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
●	persons subject to the alternative minimum tax provisions of the Code; and
●	persons holding our shares through a partnership or similar pass-through entity.

This summary assumes that shareholders hold our shares as capital assets for federal income tax purposes, which generally means property held for investment.

The statements in this section are not intended to be, and should not be, construed as tax advice. This summary is based upon the Code, the final, temporary and proposed regulations promulgated by the U.S. Treasury Department, the legislative history of the Code, rulings and other administrative pronouncements issued by the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. The reference to administrative pronouncements issued by the IRS includes pronouncements issued in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this prospectus. Future legislation, regulations, administrative pronouncements and judicial decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based and any such change could apply retroactively. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed herein.

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF INVESTING IN OUR SHARES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH INVESTMENT AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

New Tax Legislation

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was signed into law. Among other changes, the CARES Act modifies certain provisions of the tax legislation commonly referred to as the Tax Cuts and Jobs Act that was enacted on December 22, 2017. Under certain provisions of the CARES Act, net operating losses arising in taxable years beginning after December 31, 2017 and before January 1, 2021 may generally be carried back up to five taxable years preceding the tax year of such loss. However, this change under the CARES Act does not apply to REITs, so that net operating losses of a REIT may not be carried back to any previous taxable year. The treatment of net operating losses arising in taxable years beginning after December 31, 2020 is not affected by the CARES Act, and such losses may not be carried back to any prior taxable year. In addition, for taxable years beginning after December 31, 2017, the Tax Cuts and Jobs Act had limited the deduction for net operating losses to 80% of current year taxable income. The CARES Act temporarily suspends this 80% limitation for taxable years beginning before January 1, 2021. Additionally, Section 163(j) of the Code, as amended by the Tax Cuts and Jobs Act, limited the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. The CARES Act increases the maximum amount of interest expense that may be deducted to 50% of adjusted taxable income for taxable years beginning in 2019 and 2020, and includes an election to substitute adjusted taxable income from the 2019 tax year for adjusted taxable income in 2020. The impact of these provisions is unclear at this time.

Tax Consequences of Redemption of DR Units

Sale Treatment

If a unitholder exercises its unit redemption rights, we have the option under UB High Ridge’s operating agreement to acquire the DR Units in exchange for cash or, at our election, shares of our Class A common stock. Separately, commencing on January 1, 2032, we may exercise our unit redemption rights to acquire all of the DR Units then outstanding and held by the unitholders directly in exchange for cash or, at our election, share of our Class A common stock. However, we are under no obligation to exercise this redemption right.

If a unitholder exercises its put right under section 8.6 of the operating agreement and we purchase such DR Units for either cash or our Class A common shares, the purchase of the DR Units will likely be treated as a sale for U.S. federal income tax purposes. In that event, the redemption transaction will be taxable to the redeeming unitholder. The unitholder will be treated as realizing an amount equal to the sum of the cash or the value of our Class A common stock received, plus the amount of UB High Ridge’s liabilities allocable to the unitholder’s redeemed DR Units at the time of redemption. To the extent that the amount realized exceeds such unitholder’s basis in the redeemed DR Units, the unitholder will recognize gain. It is possible that the amount of gain recognized or even the tax liability resulting from such gain could exceed the amount of cash and the value of any other property received upon such disposition.

Except as otherwise described below, any gain recognized upon a sale or other disposition of DR Units will be treated as gain attributable to the sale or disposition of a capital asset. However, to the extent that the amount realized attributable to a unitholder’s share of the “unrealized receivables” of UB High Ridge (as defined in Section 751 of the Code) exceeds the basis attributable to those assets, such excess will be treated as ordinary income, whether or not gain is recognized in the transaction. Unrealized receivables include, to the extent not previously included in UB High Ridge’s income, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts that would be subject to recapture as ordinary income if UB High Ridge had sold its assets at their fair market value at the time of the transfer of a DR Unit. In addition, a portion of the gain recognized on a sale or other disposition of DR Units may be subject to tax at a maximum rate of 25% to the extent attributable to accumulated depreciation on “Section 1250 property”, or depreciable real property.

Tax Reporting

If a unitholder tenders DR Units and such DR Units are redeemed, the unitholder must report the transaction by filing a statement with its U.S. federal income tax return for the year of the disposition which provides certain required information to the IRS. To prevent the possible application of backup withholding with respect to payment of the consideration, a unitholder must provide us with such unitholder’s correct taxpayer identification number.

Taxation of the Company

We elected to be taxed as a REIT under the federal income tax laws beginning with our taxable year ended October 31, 1970. We believe that we have operated in a manner qualifying us as a REIT since our election and intend to continue to so operate.

In connection with the filing of this prospectus, Baker & McKenzie LLP has rendered an opinion that we qualified to be taxed as a REIT under the federal income tax laws for our taxable years ended October 31, 2017 through October 31, 2019, and our organization and current method of operation will enable us to continue to qualify as a REIT for our taxable year ending October 31, 2020 and in the future. You should be aware that the opinion is based on current law and is not binding on the IRS or any court. In addition, the opinion is based on customary assumptions and on our representations as to factual matters.

It must be emphasized that the opinion of tax counsel is based on various customary assumptions relating to our organization and operation, and is conditioned upon certain representations and covenants made by our management as to factual matters, including representations regarding our organization, the nature of our assets and income, and the past, present and future conduct of our business operations. Baker & McKenzie LLP’s opinion is not binding upon the IRS, or any court, and only speaks as of the date issued. In addition, Baker & McKenzie LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. While we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by tax counsel or by us that we will qualify as a REIT for any particular year.

Moreover, our qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, qualification tests set forth in the federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentages of our assets that fall within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. Baker & McKenzie LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy these requirements. Baker & McKenzie LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our qualification as a REIT. We describe the REIT qualification tests in more detail below. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify,” below.

As a REIT, we generally are not subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and shareholder levels, that generally results from owning stock in a non-REIT corporation. However, we generally will be subject to federal tax in the following circumstances:

●	We will pay federal income tax on taxable income, including undistributed net capital gain, that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

●	For taxable years beginning before January 1, 2018, we may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to shareholders.
●	We will pay income tax at the highest corporate rate on:
●	net income from the sale or other disposition of certain property acquired at or in lieu of foreclosure on a lease of, or indebtedness secured by, such property (“Foreclosure Property”) that we hold primarily for sale to customers in the ordinary course of business, and

●	other non-qualifying income from Foreclosure Property.
●	If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “—Income Tests,” but nonetheless continue to qualify as a REIT because we meet other requirements, we generally will pay a 100% tax on:

●	If during a calendar year we fail to distribute at least the sum of: (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

●	In the event of a failure to satisfy any of the asset tests (other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test as described below under “—Asset Tests”), as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets causing such failure, we will pay a tax equal to the greater of $50,000 or the amount determined by multiplying the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests by the corporate tax rate (currently 21%).

●	In the event we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

●	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. shareholder would be taxed on such shareholder’s proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to such shareholder) and would receive a credit or refund for such shareholder’s proportionate share of the tax we paid.

●	We will be subject to a 100% excise tax on income attributable to transactions with a taxable REIT subsidiary (a “TRS”) that are not conducted on an arm’s-length basis.
●	If we acquire any asset from an entity treated as a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to such entity’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the five-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

●	the amount of gain that we recognize at the time of the sale or disposition, and
●	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.
●	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Recordkeeping Requirements”.

●	The earnings of any lower-tier entities that are treated as C corporations, including any TRS, will be subject to federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we may have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any TRS will be subject to federal, state and local corporate income tax on its taxable income.

Requirements for Qualification

A REIT is an entity formed as a corporation, trust or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.
3.	It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.
4.	It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.
5.	At least 100 persons are beneficial owners of its shares or ownership certificates.
6.	Not more than 50% of the value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year (the “closely held test”).

7.	It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met in order to elect and maintain REIT status.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to shareholders.
9.	It uses a calendar year for federal income tax purposes (unless it first qualified for REIT status before October 5, 1976) and complies with the recordkeeping requirements of the federal income tax laws.

We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Because we elected to be taxed as a REIT beginning with our taxable year ended October 31, 1970, the use of the calendar year for federal income tax purposes in requirement 9 does not apply to us. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and we do not know, or would not have reason to know after exercising reasonable diligence that we violated the closely held test, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under the closely held test, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of the closely held test.

We believe that we have issued sufficient shares with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6. In addition, our Charter restricts the ownership and transfer of our shares so that we should continue to satisfy these requirements. The provisions of our Charter restricting the ownership and transfer of our shares are described in this prospectus under “Description of Capital Stock — Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements. If we fail to satisfy these requirements, our qualification as a REIT may terminate.

Qualified REIT Subsidiaries

We have several corporate subsidiaries, including “qualified REIT subsidiaries,” and interests in unincorporated domestic entities. For federal income tax purposes, a corporation that is a qualified REIT subsidiary (a “QRS”) is not treated as a corporation separate from its parent REIT. All assets, liabilities and items of income, deduction and credit of a QRS are treated as assets, liabilities and items of income, deduction and credit of the parent REIT. A QRS is a corporation all of the capital stock of which is owned by a REIT and for which no election has been made to treat such corporation as a TRS. Thus, in applying the requirements described herein, any QRS that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such QRS will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships

An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “—Asset Tests”) is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership, and, for purposes of the gross income tests (see “—Income Tests”), we will be deemed to be entitled to the income of the partnership attributable to such share. For all of the other asset tests, our proportionate shares are based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

We intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT (for example, through our role as the sole managing member of UB High Ridge). We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

Taxable REIT Subsidiaries

A REIT may own up to 100% of the stock of a TRS. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation, of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities, will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake activities indirectly, such as earning fee income, that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For taxable years of a REIT beginning on or before December 31, 2017, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs, and for taxable years of a REIT beginning after December 31, 2017, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on income of a parent REIT attributable to transactions between a TRS and such parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. Further, a 100% excise tax is imposed on the gross income of a TRS attributable to services provided to, or on behalf of, its parent REIT that are not conducted on an arm’s-length basis.

For taxable years beginning on or after January 1, 2018, taxpayers, including a TRS, are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income (50% for taxable years beginning in 2019 and 2020), subject to certain exceptions. This provision may limit the ability of our TRSs to deduct interest, which could increase their taxable income.

A TRS may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated. A TRS is not considered to operate or manage a “qualified health care property” or “qualified lodging facility” solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.

We currently own stock of six TRSs, and may form one or more TRSs in the future.

Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

●	rents from real property;

●	interest on obligations secured by mortgages on real property, or on interests in real property, including (for taxable years beginning after December 31, 2015) obligations secured by both real and personal property if the fair market value of the personal property does not exceed 15% of the total fair market value of all the property securing the obligation;

●	dividends or other distributions on, and gain from the sale of, shares in other REITs;

●	gain from the sale of real estate assets (effective for taxable years beginning after December 31, 2015, excluding gain from the sale of a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) to the extent not secured by real property or an interest in real property), other than property held primarily for sale to customers in the ordinary course of business;

●	income derived from the operation, and gain from the sale of, Foreclosure Property; and

●	income derived from the temporary investment of new capital that is attributable to the issuance of our shares of beneficial interest or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we receive such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, or gain from the sale or disposition of stock or securities. Certain types of gross income, including cancellation of indebtedness income and gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business, is excluded from both the numerator and the denominator for purposes of the income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. Certain foreign currency gains will also be excluded from gross income for purposes of one or both of the gross income tests.

Prohibited Transactions

A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than Foreclosure Property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets are held primarily for sale to customers and that a sale of any of our assets would not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

●	the REIT has held the property for not less than two years;

●	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includible in the basis of the property do not exceed 30% of the selling price of the property;

●	either (i) during the year in question, the REIT did not make more than seven sales of property other than Foreclosure Property or sales to which Section 1033 of the Code applies, (ii) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (iii) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (iv) for taxable years beginning after December 18, 2015, the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 20% of the aggregate bases of all of the assets of the REIT at the beginning of the year, and the aggregate adjusted bases of all such properties sold by the REIT during the three-year period ending with such year did not exceed 10% of the sum of the aggregate bases of all the assets of the REIT at the beginning of each year in such three-year period, or (v) for taxable years beginning after December 18, 2015, the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, and the aggregate fair market value of all such properties sold by the REIT during the three-year period ending with such year did not exceed 10% of the sum of the aggregate fair market values of all the assets of the REIT at the beginning of each year in such three-year period;

●	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

●	if the REIT has made more than seven sales of non-Foreclosure Property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or a TRS.

We will attempt to comply with the terms of these safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Fee Income

Fee income generally will not be qualifying income for purposes of either the 75% or 95% gross income tests. Any fees earned by any TRS, such as fees for providing asset management and construction management services to third parties, will not be included for purposes of the gross income tests.

Foreclosure Property

We will generally be subject to tax at the maximum corporate rate on any net income from Foreclosure Property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income and gains from Foreclosure Property will qualify under the 75% and 95% gross income tests. Foreclosure Property is any real property, including interests in real property, and any personal property incident to such real property:

●	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default, or when default was imminent on a lease of such property or on indebtedness that such property secured;

●	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

●	for which the REIT makes a proper election to treat the property as Foreclosure Property.

Foreclosure Property also includes certain “qualified healthcare properties” acquired by a REIT as a result of the termination or expiration of a lease of such property (other than by reason of a default, or the imminence of a default, on the lease).

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be Foreclosure Property at the end of the third taxable year (or, with respect to qualified healthcare property, the second taxable year) following the taxable year in which the REIT acquired the property, although Foreclosure Property status may be terminated earlier upon the occurrence of certain events or may be extended if an extension is granted by the IRS. However, this grace period terminates and Foreclosure Property ceases to be Foreclosure Property on the first day:

●	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

●	on which any construction takes place on the property, other than completion of a building or any other improvement where more than 10% of the construction was completed before default became imminent; or

●	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a TRS.

Any gain from the sale of property with respect to which a Foreclosure Property election is made will not be subject to the 100% tax described above, even if the property would otherwise constitute inventory or property that is held for sale to customer in the ordinary course of business. We have no Foreclosure Property as of the date of this prospectus.

Rents from Real Property

Rents that we receive from real property that we own and lease to tenants will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if each of the following conditions is met:

●	The rents must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

●	Neither we nor a direct or indirect owner of 10% or more of our shares may own, actually or constructively, 10% or more of a tenant from whom we receive rents (other than a TRS). Rents we receive from a TRS will qualify as “rents from real property” if at least 90% of the leased space of the property is rented to persons other than TRSs and 10%-owned tenants, and the amount of rents paid by the TRS is substantially comparable to the rents paid by the other tenants of the property for comparable space. The “substantially comparable” requirement is treated as satisfied if such requirement is satisfied under the terms of a lease when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rents paid by the TRS. If the requirement that at least 90% of the leased space in the property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any TRS or related party tenant. Any increased rents that are attributable to a modification of a lease with a “controlled TRS” (i.e., a TRS in which we own, directly or indirectly, more than 50% of the voting power or value of the stock) will not be treated as “rents from real property.”

●	We generally must not operate or manage our real property or furnish or render services to our tenants, other than through an independent contractor who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an independent contractor, but instead may provide services directly, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Such income will not disqualify all rents from tenants of the property as rents from real property, but income from such services will not qualify as rents from real property. Further, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income from the related properties.

In addition, the amount of rents that is attributable to personal property leased in connection with a lease of real property will qualify as “rents from real property” but only if such amount is no more than 15% of the total rents received under the lease. The allocation of rents between real and personal property is based on the relative fair market values of the real and personal property.

If a portion of the rents that we receive from a property does not qualify as “rents from real property” because the rents attributable to personal property exceed 15% of the total rent for a taxable year, the portion of the rents that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rents attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceed 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rents from a particular property do not qualify as “rents from real property” because either (i) the rents are considered based on the income or profits of the tenant, (ii) the tenant either is a related party tenant or fails to qualify for the exception to the related party tenant rule for qualifying TRSs, or (iii) we furnish noncustomary services to the tenants of the property in excess of the 1% threshold, or manage or operate the property, other than through a qualifying independent contractor or a TRS, none of the rents from that property would qualify as “rents from real property.”

We do not currently lease and do not anticipate leasing significant amounts of personal property pursuant to our leases. Moreover, we have not performed and do not intend to perform any services other than customary ones for our tenants, unless such services are provided through independent contractors from whom we do not receive or derive income or through a TRS. Accordingly, we believe that our leases have produced and will generally produce rent that qualifies as “rents from real property” for purposes of the 75% and 95% gross income tests.

In addition to rent, tenants may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such charges will generally qualify as “rents from real property.” Additionally, to the extent that such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should also qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they may instead be treated as interest that qualifies for the 95% gross income test.

Like-Kind Exchanges.

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction. Recent legislative changes eliminate like-kind exchanges for most personal property.

Hedging Transactions

Income and gain from certain hedging transactions that we may enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such are excluded from gross income for purposes of both the 75% and the 95% gross income tests. A “hedging transaction” means either (i) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred to acquire or carry real estate assets (a “Debt Financing Hedge”), or (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests (or any property which generates such income or gain) (a “Currency Hedge”). A “hedging transaction” also includes a transaction entered into to manage the risk of a Debt Financing Hedge, when any portion of the hedged indebtedness is extinguished, or a Currency Hedge, when there is a disposition of any portion of the property producing the REIT qualifying income that is hedged by the Currency Hedge. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated or entered into and to satisfy other identification requirements. We have structured, and intend to continue to structure, our hedging transactions in a manner that does not jeopardize our status as a REIT.

Foreign Currency Gain

Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property, and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any foreign currency gain derived from dealing, or engaging in substantial or regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Income Tests

If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

●	our failure to meet such tests is due to reasonable cause and not due to willful neglect; and

●	following such failure for any taxable year, a schedule of the sources of our income is filed in accordance with regulations prescribed by the Secretary of the Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “—Taxation of the Company,” even if the relief provisions apply, we generally would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Interest

For purposes of the 75% and 95% gross income tests, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

●	an amount that is based on a fixed percentage or percentages of receipts or sales; and

●	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from leasing substantially all of its interest in the real property securing the debt, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest on debt secured by a mortgage on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. For this purpose, and for taxable years beginning after December 31, 2015, where a debt obligation is secured by a mortgage on both real property and personal property and the fair market value of the personal property does not exceed 15% of the total fair market value of all such property, the entire obligation is treated as debt that is secured by a mortgage on real property. If a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan (or, if the loan has experienced a “significant modification” that was not related to default or anticipated default since its origination or acquisition by the REIT, then as of the date of that “significant modification”), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the interest income attributable to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

Dividends

Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of (the “75% asset test”):

●	cash or cash items, including certain receivables, money market funds, and, in certain circumstances, foreign currencies;

●	government securities;

●	interests in real property, including leaseholds and options to acquire real property and leaseholds;

●	interests in mortgage loans secured by real property;

●	stock in other REITs;

●	for taxable years beginning after December 31, 2015, debt instruments issued by publicly offered REITs; and

●	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

For purposes of the 75% asset test, and for taxable years beginning after December 31, 2015, (1) if the rents attributable to personal property leased in connection with a lease of real property are 15% or less of the total rents received under the lease, such that all of the rents received with respect to such real property and the personal property leased in connection therewith qualify as rents from real property for purposes of the 75% gross income test, the value of such personal property, as well as the value of the real property, will be treated as an interest in real property, and (2) where a debt obligation is secured by a mortgage on both real property and personal property and the fair market value of the personal property does not exceed 15% of the aggregate fair market values of the personal property and real property, the entire obligation will treated as a mortgage loan secured by real property.

Under a second set of asset tests, except for securities in the 75% asset class, securities in a TRS or a QRS, and equity interests in partnerships:

●	not more than 5% of the value of our total assets may be represented by securities of any one issuer (the “5% value test”);
●	we may not own securities that possess more than 10% of the total voting power of the outstanding securities of any one issuer (the “10% vote test”);
●	subject to certain exceptions, we may not own securities that have a value of more than 10% of the total value of the outstanding securities of any one issuer (the “10% value test”);
●	for taxable years beginning on or prior to December 31, 2017, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs, and for taxable years beginning after December 31, 2017, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs;

●	for taxable years beginning after December 31, 2015, no more than 25% of the value of our total assets may consist of debt instruments that are issued by publicly offered REITs; and
●	no more than 25% of the value of our total assets may consist of the securities of TRSs, other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

For purposes of the 5% value test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, debt of a publicly-offered REIT, equity or debt securities of a QRS or a TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

●	“straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into equity, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors (except that “straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the shares) hold non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities) but “straight debt” securities include debt subject to the following contingencies;

●	a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than twelve months of unaccrued interest on the debt obligations can be required to be prepaid;

●	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;
●	any loan to an individual or estate;
●	any “section 467 rental agreement,” other than an agreement with a related party tenant;
●	any accrued obligation to pay “rents from real property”;
●	certain securities issued by government entities;

●	any security issued by a REIT;
●	any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

●	any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Income Tests.”

 For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We believe that our existing assets are qualifying assets for purposes of the 75% asset test. We also believe that any additional real property that we acquire, loans that we extend and temporary investments that we make generally will be qualifying assets for purposes of the 75% asset test, except to the extent that the value of the loan exceeds the value of the associated real property securing the loan (determined as of the date we agreed to originate or acquire the loan) or to the extent the asset is a loan that is not deemed to be an interest in real property. We intend to monitor the status of our acquired assets for purposes of the various asset tests and manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests.

We will also not obtain independent appraisals to support our conclusions as to the value of our assets. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of assets violates one or more of the asset tests applicable to REITS. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

●	we satisfied the asset tests at the end of the preceding calendar quarter; and
●	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that we violate the 5% value test, 10% vote test, or 10% value test described above at the end of any quarter of each taxable year, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of the value of our assets or $10 million), and (ii) we dispose of the assets that caused the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of the assets that caused the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure, (ii) file a schedule with the IRS describing the assets that caused such failure and (iii) pay a tax equal to the greater of (x) $50,000 or (y) 21% (the current corporate income tax rate) of the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

We believe that the assets that we hold and that we will hold in the future will satisfy the foregoing asset test requirements. However, we have not obtained and will not obtain independent appraisals to support our conclusions as to the value of our assets. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurances that the IRS will not contend that our ownership of assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

●	the sum of
●	90% of our “REIT taxable income,” computed without regard to the dividends-paid-deduction and our net capital gain or loss, and
●	90% of our after-tax income, if any, from Foreclosure Property, minus
●	the sum of certain items of non-cash income (to the extent such items of income exceed 5% of our REIT taxable income, computed without regard to the dividends-paid-deduction and our net capital gain or loss).

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three-months of the calendar year, at least the sum of:

●	85% of our REIT ordinary income for such year,
●	95% of our REIT capital gain income for such year, and
●	any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See “—Taxation of Taxable U.S. Shareholders” below. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described in this paragraph. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements.

It is possible that, from time to time, we may experience timing differences between:

●	the actual receipt of income and the actual payment of deductible expenses, and
●	the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income.

For example, we may not deduct recognized capital losses from our “REIT taxable income.” It is also possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. Further, as discussed below in “—Limits on the Deductibility of Business Interest,” we may not be able to claim a deduction for a portion of the business interest expense paid by us even if we pay such interest expense in cash.

As a result of the foregoing, unless, for example, we raise funds by a borrowing or pay taxable dividends of our shares or debt securities, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the 4% excise tax described above or even to meet the 90% distribution requirement.

We may satisfy the 90% distribution requirement with taxable distributions of our equity or debt securities. Pursuant to guidance issued by the IRS, elective stock dividends can be made by publicly-offered REITs. The IRS will treat the distribution of stock pursuant to an elective stock dividend as a distribution of property under Section 301 of the Code (e.g., a dividend), as long as at least 20% of the total dividend is available in cash. For distributions declared by a publicly-offered REIT, subsequent to the passage of the CARES Act the IRS released Rev. Proc. 2020-19, which reduces the 20% available cash requirement to 10% for distributions declared on or after April 1, 2020 and on or before December 31, 2020. We have not made and have no current intention to make a taxable dividend payable in cash and our shares.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Limits on the Deductibility of Business Interest

Pursuant to the Tax Cuts and Jobs Act, the deductibility of net interest expense paid or accrued by a taxpayer on debt properly allocable to a trade or business in any taxable year beginning on or after January 1, 2018 is limited to 30% of “adjusted taxable income” in such taxable year (50% for taxable years beginning in 2019 and 2020 as amended by the CARES Act), subject to certain exceptions. Any business interest expense in excess of the limitation is not currently deductible, but is carried forward and may be deducted in a subsequent year, subject to the 30% limitation in such future years. “Adjusted taxable income” is determined without regard to certain deductions, including those for net interest expense, net operating loss carryforwards and, for taxable years beginning before January 1, 2022, depreciation and amortization. For taxable years beginning on or after January 1, 2022, “adjusted taxable income” takes into account depreciation and amortization deductions, thereby further reducing the limitation amount and, as a result, further restricting the deductibility of business interest expense.

Certain exceptions to this limitation on the deductibility of interest expense are available to taxpayers that timely make an irrevocable election to be exempt from the business interest expense limitation. The limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage if the taxpayer makes such irrevocable election. If the taxpayer makes this election, the taxpayer must depreciate real property (including certain improvements) under the alternative depreciation system set forth in the Code, which is generally less favorable than the otherwise generally applicable system of depreciation. Following the passage of the CARES Act, the IRS released Rev. Proc. 2020-22, which provides relief for taxpayers to make a late election to be exempt from the business interest expense limitation for their 2018, 2019 or 2020 taxable year, or to withdraw an election to be exempt from the business interest expense limitation that was made for their 2018, 2019 or 2020 taxable year. We are likely eligible to make the election to exempt our real estate activities from the limitations on the deductibility of business interest expense. However, there can be no assurance that the IRS will agree or that it will respect the validity of this election if we choose to make it.

If the amount of tax deductions we are eligible to claim with respect to interest expense paid or accrued by us is limited, our taxable income, before taking the dividends paid deduction into account, will be higher. Our taxable income, before taking the dividends-paid-deduction into account, will also be higher than it otherwise would have been absent these new rules even if we are able to make the election to be exempted from the limitation on the deductibility of interest expense, because we would have to depreciate our real property interests using the less favorable alternative depreciation system, which would result in us claiming a lower amount of depreciation deductions in each taxable year. Any such increase in our taxable income, before taking the dividends-paid-deduction into account, may result in a greater portion of our distributions being taxed as dividends, as described in “—Taxation of U.S. Shareholders” and “— Taxation of Non-U.S. Shareholders.”

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares. We have complied, and we intend to continue to comply, with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Income Tests” and “— Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax (including, for taxable years beginning before January 1, 2018, any applicable corporate alternative minimum tax) on our taxable income at regular corporate rates. In addition, we may be required to pay penalties and/or interest in respect of such tax. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in that year. To the extent of our current and accumulated earnings and profits, any distributions to shareholders in any such year generally would be taxed as ordinary dividend income. Distributions to individual, trust and estate shareholders may be eligible to be treated as qualified dividend income, which currently is taxed at capital gains rates. Subject to certain limitations of the federal income tax laws, corporate shareholders might be eligible for the dividends-received-deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether we would qualify for such statutory relief in all circumstances.

Taxation of Taxable U.S. Shareholders

This section is a summary of rules governing the federal income taxation of U.S. shareholders (defined below) for general information only. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS ON THE OWNERSHIP OF OUR SHARES. For purposes of this summary, the term “U.S. shareholder” means a holder of our shares that, for federal income tax purposes, is:

●	a citizen or resident of the United States,
●	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized under the laws of the United States, or of any state thereof, or the District of Columbia,

●	an estate whose income is includible in gross income for federal income tax purposes regardless of its source, or
●	any trust (i) with respect to which a United States court is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions, or (ii) that has a valid election in place to be treated as a U.S. person.

If a partnership, including for this purpose any entity that is treated as a partnership for federal income tax purposes, holds our shares, the federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A shareholder that is a partnership and the partners in such partnership should consult their tax advisors about the federal income tax consequences of the acquisition, ownership and disposition of our shares.

As long as we qualify as a REIT, a taxable U.S. shareholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. shareholder will generally recognize distributions that we properly designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. shareholder has held its shares.

A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income. Moreover, a corporate U.S. shareholder will not qualify for the dividends-received-deduction generally available to corporations with respect to distributions made by us that are treated as dividends.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we timely designate the amount, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in our shares by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid. If we make such an election, we may, if supported by reasonable authority that it will not jeopardize our status as a REIT, make such an election only with respect to capital gains allocable to our shares.

A U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. shareholder in our shares. Instead, the distribution will reduce the U.S. shareholder’s adjusted basis in our shares. A U.S. shareholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. shareholder’s adjusted basis in our shares as long-term capital gain, or short-term capital gain if the shares have been held for one year or less, assuming the shares are a capital asset in the hands of the U.S. shareholder. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to dividends on our preferred shares, and then to dividends on our common stock. If, for any taxable year, we elect to designate as capital gain dividends any portion of the distributions paid for the year to our shareholders, the portion of the amount so designated (not in excess of our net capital gain for the year) that will be allocable to the holders of our preferred shares will be the amount so designated, multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid to the holders of our preferred shares for the year and the denominator of which will be the total dividends paid to the holders of all classes of our shares for the year.

Dividends paid to a U.S. shareholder generally will not qualify for the favorable tax rate for “qualified dividend income.” Currently the maximum federal income tax rate for qualified dividend income received by U.S. shareholders taxed at individual rates is 20%. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is currently 37% for taxable years beginning before January 1, 2026. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. shareholders that are taxed at individual rates. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our shareholders (see “—Taxation of the Company” above), our dividends generally will not be eligible for the 20% rate applicable to qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non-REIT corporations, such as a TRS, and (2) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. shareholder must hold our shares for more than 45 days during the 91-day period beginning on the date that is 45 days before the date on which our shares become ex-dividend. Moreover, a U.S. shareholder taxed at individual rates is eligible to claim a tax deduction equal to 20% of the amount of dividends received by such shareholder from us in any taxable year beginning before January 1, 2026, which are not subject to the rate for “qualified dividend income” and which are not designated as capital gain dividends.

Individuals, trusts and estates whose income exceeds certain thresholds are also subject to an additional 3.8% Medicare tax on dividends received from us. U.S. shareholders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our shares.

If a U.S. shareholder has shares redeemed by us, such U.S. shareholder will be treated as having sold the redeemed shares if (1) all of the U.S. shareholder’s shares of our stock are redeemed (after taking into consideration certain ownership attribution rules set forth in the Code) or (2) such redemption is (a) not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or (b) substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a distribution made with respect to the U.S. shareholder’s shares. U.S. shareholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Distributions made by us and gain arising from the sale or exchange by a U.S. shareholder of our shares will not be treated as passive activity income, and as a result, U.S. shareholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. shareholder is a limited partner, against this income or gain. In addition, distributions from us and gain from the disposition of our shares will generally be treated as investment income for purposes of the investment interest limitations.

U.S. shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income.

We will notify U.S. shareholders after the close of our taxable year as to the portions of our distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of U.S. Shareholders on the Disposition of Shares

In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our shares as long-term capital gain or loss if the U.S. shareholder has held the shares for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. shareholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder’s adjusted tax basis. A shareholder’s adjusted tax basis generally will equal the U.S. shareholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder (as described above) less tax deemed paid on such gains and reduced by any return of capital. However, a U.S. shareholder must treat any loss upon a sale or exchange of the shares held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of our shares may be disallowed if the U.S. shareholder purchases other shares of substantially identical stock within 30 days before or after the disposition.

Individuals, trusts and estates whose income exceeds certain thresholds are also subject to an additional 3.8% Medicare tax on gain from the sale of our shares. U.S. shareholders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our shares.

Dividend Reinvestment Program

Shareholders in our dividend reinvestment program are treated as having received the gross amount of any cash distributions which would have been paid by us to such shareholders had they not elected to participate in the program. These distributions will retain the character and tax effect applicable to distributions from us generally. Participants in the dividend reinvestment program are subject to federal income and withholding tax on the amount of the deemed distributions to the extent that such distributions represent dividends or gains, even though they receive no cash. Shares of our stock received under the program will have a holding period beginning with the day after purchase, and a tax basis equal to their cost.

Capital Gains and Losses

The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 37% for taxable years beginning before January 1, 2026. The current maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the section 1250 property. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate shareholders at a 20% or 25% rate.

The characterization of income as capital gain or ordinary income may also affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax Exempt Shareholders

This section is a summary of rules governing the federal income taxation of U.S. shareholders that are tax-exempt entities for general information only. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS ON THE OWNERSHIP OF OUR SHARES, INCLUDING ANY REPORTING REQUIREMENTS.

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, are generally exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). While many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute UBTI. However, if a tax-exempt shareholder were to finance (or be deemed to finance) its acquisition of our shares with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Furthermore, certain types of tax-exempt entities are subject to UBTI under rules that are different from the general rules discussed above, which may require them to characterize distributions that they receive from us as UBTI.

In certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our shares of beneficial interest must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. This rule applies to a pension trust holding more than 10% of our shares of beneficial interest, and only if:

●	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

●	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares of beneficial interest be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our shares of beneficial interest in proportion to their actuarial interest in the pension trust; and

●	either:

● one pension trust owns more than 25% of the value of our shares of beneficial interest; or

● a group of pension trusts individually holding more than 10% of the value of our shares of beneficial interest collectively own more than 50% of the value of our shares of beneficial interest.

Certain restrictions on ownership and transfer of our shares should generally prevent the above rules from applying to dividends paid by us.

Taxation of Non-U.S. Shareholders

This section is a summary of the rules governing the federal income taxation of non-U.S. shareholders. For purposes of this discussion, the term “non-U.S. shareholder” means a holder of our shares that is not a U.S. shareholder or an entity treated as a partnership for federal income tax purposes. The rules governing the federal income taxation of non-U.S. shareholders are complex and this summary is for general information only. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS ON THE OWNERSHIP OF OUR SHARES, INCLUDING ANY REPORTING REQUIREMENTS.

Distributions

A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of a United States real property interest (“USRPI”), as defined below, and that we do not designate as a capital gain dividend or retained capital gain, will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable income tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution in the same manner as U.S. shareholders are taxed thereon, and also may be subject to a 30% “branch profits tax” if the non-U.S. shareholder is a corporation. The branch profits tax may be reduced by an applicable income tax treaty. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. shareholder unless either:

●	a lower treaty rate applies and the non-U.S. shareholder files an applicable IRS Form W-8 (i.e., IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or IRS Form W-8EXP) evidencing eligibility for that reduced rate with us;

●	the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected with the conduct of a U.S. trade or business; or

●	the distribution is treated as attributable to a sale of a USRPI under the “FIRPTA” rules discussed below.

A non-U.S. shareholder will not incur tax on a distribution on our shares in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the non-U.S. shareholder in those shares. Instead, the distribution will reduce the adjusted basis of the non-U.S. shareholder in those shares. A non-U.S. shareholder will be subject to tax on a distribution on our shares that exceeds both our current and accumulated earnings and profits and the adjusted basis of the non-U.S. shareholder in those shares if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of those shares as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

Under the “FIRPTA” rules discussed below, we are generally required to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we generally will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.

For any year in which we qualify as a REIT, a non-U.S. shareholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980 (“FIRPTA”). A USRPI includes certain interests in U.S. real property and shares in “United States real property holding corporations” (“USRPHCs”), which are corporations at least 50% of the value of whose assets consist of interests in USRPIs. Under FIRPTA, subject to the exception discussed below for distributions on shares of a class of stock that is regularly traded on an established securities market to a less-than-10% holder of such class, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if the gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on this distribution at the normal capital gain rates applicable to U.S. shareholders, subject to applicable alternative minimum taxes. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Certain “qualified foreign pension funds” and certain publicly-traded non-U.S. “qualified collective investment vehicles” are not subject to tax under FIRPTA on distributions that are attributable to gain from our sale or exchange of a USRPI (the “FIRPTA Exemption”). Non-U.S. shareholders are urged to consult their own tax advisors to determine the application to them of this potential relief from FIRPTA taxation in light of their particular circumstances. Notwithstanding the foregoing, unless the exception described in the next paragraph applies, we must withhold 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold.

Capital gain distributions to the holders of shares of a class of our shares that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as (1) that class of shares is regularly traded on an established securities market, and (2) the non-U.S. shareholder did not own more than 10% of that class of shares during the one-year period ending on the date of distribution. As a result, non-U.S. shareholders generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends.

If a class of our shares is not regularly traded on an established securities market, capital gain distributions with respect to that class that are attributable to our sale of USRPIs will be subject to tax under FIRPTA (unless a non-U.S. shareholder qualifies for the FIRPTA Exemption), as described above, and we will have to withhold 21% of any distribution with respect to that class that we designate as a capital gain dividend. A non-U.S. shareholder could receive a credit against its tax liability for the amount we withhold.

Moreover, if a non-U.S. shareholder disposes of our shares during the 30-day period preceding a dividend payment, and such non-U.S. shareholder (or a person related to such non-U.S. shareholder) acquires or enters into a contract or option to acquire our shares within 61 days of the 1st day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. shareholder, then such non-U.S. shareholder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Pursuant to the Foreign Account Tax Compliance Act (“FATCA”), a 30% U.S. withholding tax will be imposed on ordinary dividends paid to certain non-U.S. shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. Ordinary dividends paid by us will not be subject to “double” withholding under FATCA and the “regular” withholding rules described above, as the FATCA rules contain coordination provisions to prevent such double withholding. If withholding taxes are imposed under FATCA, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld. All shareholders are strongly urged to consult with their tax advisors as to the impact of FATCA on their investment in our shares.

Dispositions

Non-U.S. shareholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our stock if we are a USRPHC during a specified testing period. We believe that we are a USRPHC based on our investments and assets. However, even if we are a USRPHC, a non-U.S. shareholder generally would not incur tax under FIRPTA on gain from the sale of our stock if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. shareholders. We cannot assure you that we will meet this test.

In addition, a non-U.S. shareholder that owns, actually or constructively, 10% or less of the shares of a class of stock at all times during a specified testing period will not incur tax on such gain under FIRPTA if the shares of that class of stock are regularly traded on an established securities market. In addition, pursuant to the FIRPTA Exemption, certain “qualified foreign pension funds” and certain publicly-traded non-U.S. “qualified collective investment vehicles” are not subject to tax under FIRPTA on a disposition of our stock, even if we do not qualify as a domestically controlled qualified investment entity at the time of the disposition. Non-U.S. shareholders are urged to consult their own tax advisors to determine the application to them of this potential relief from FIRPTA taxation in light of their particular circumstances.

If the gain on the sale of shares is taxed under FIRPTA, a non-U.S. shareholder would be taxed on that gain in the same manner as U.S. shareholders, subject to applicable alternative minimum taxes. Finally, if we are not a domestically controlled qualified investment entity at the time our shares are sold and a non-U.S. shareholder does not qualify for the exemptions described above, under FIRPTA the purchaser of our shares may also be required to withhold 15% of the purchase price and remit this amount to the IRS. This 15% withholding tax may be credited against the income tax liability of the selling non-U.S. shareholder on the sale.

A non-U.S. shareholder generally will incur tax on gain not subject to FIRPTA if:

●	the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or

●	the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. shareholder will incur a 30% tax on his or her capital gains.

Information Reporting Requirements and Withholding

We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of 24% with respect to distributions unless the holder:

●	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

●	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. shareholder provided that the non-U.S. shareholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN-E, W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. shareholder of our shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. shareholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder’s federal income tax liability if certain required information is furnished to the IRS. Shareholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining, an exemption from backup withholding.

U.S. shareholders who own our shares of beneficial interest through foreign entities will be impacted by FATCA with respect to ordinary dividends paid by us to such foreign entities, because such entities will be subject to the 30% FATCA withholding tax on such dividends unless they comply with certain disclosure requirements. We will not pay any additional amounts in respect of amounts withheld. All shareholders are strongly urged to consult with their tax advisors as to the impact of FATCA on their investment in our shares.

Tax Aspects of Our Investments in Subsidiary Partnerships

The following discussion briefly summarizes certain federal income tax considerations applicable to our direct or indirect investments in any subsidiary partnerships or limited liability companies that we form or acquire (each individually, a “Partnership” and, collectively, the “Partnerships”). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships

We will include in our income our distributive share of each Partnership’s income and deduct our distributive share of each Partnership’s losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity is treated as having only one owner for federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

●	is treated as a partnership under the regulations relating to entity classification (the “check-the-box regulations”); and

●	is not a “publicly traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may generally elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it will generally be treated as a partnership (or an entity that is disregarded for federal income tax purposes if the entity is treated as having only one owner or member for federal income tax purposes) for federal income tax purposes.

We believe each of our Partnerships will be treated for federal income tax purposes as a partnership (or a disregarded entity). Pursuant to regulations under Section 7701 of the Code, a partnership will be treated as a partnership for federal income tax purposes unless it elects to be treated as an association taxable as a corporation or would be treated as an association taxable as a corporation because it is a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Although we intend to operate our Partnerships in a manner that will cause them not to be treated as a publicly traded partnerships, we cannot provide any assurance that they will not be so treated.

If a Partnership is a publicly traded partnership, it will be taxed as a corporation unless 90% or more of its operating gross income consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”). We believe that our Partnerships will have sufficient qualifying income so that they will qualify for the 90% passive income exception and will be taxed as partnerships, even if they were publicly traded partnerships. The applicable income requirements in order for us to qualify as a REIT under the Code and the definition of qualifying income for purposes of the 90% passive income exception under the publicly traded partnership rules are very similar. Although differences exist under these two income tests, we do not believe that these differences would cause any of our Partnerships to fail to satisfy the 90% passive income exception.

We have not requested, and do not intend to request, a ruling from the IRS that any of our Partnerships will be classified as a partnership for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, it would be required to pay an entity-level tax on its income at corporate rates, distributions to its partners, including us, would constitute dividends that would not be deductible in computing the Partnership’s taxable income, and its partners, including us, would be treated as shareholders for tax purposes. In this situation, the character of our assets and items of gross income could change and could preclude us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Income Tests” and “—Asset Tests.” In particular, if a Partnership were taxable as a corporation, we may not qualify as a REIT because the value of our ownership interest in such Partnership could exceed 5% of our assets and we could be considered to hold more than 10% of the voting securities (and more than 10% of the value of the outstanding securities) of such corporation. In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution.

Partners Subject to Tax

We are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership. A Partnership generally is not subject to tax at the entity-level. Please note, however, that the partnership tax audit rules in the United States now impose audit assessments on, and collect attendant taxes from, a partnership, unless the partnership opts out of these rules or makes certain elections to avoid entity-level taxes arising from partnership tax audits. To the extent that a Partnership becomes subject to an entity-level tax from audit assessments, this will likely reduce the amount of distributions from such Partnership to us.

Partnership Allocations

Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations may be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

Tax Allocations With Respect to Partnership Properties

Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. Such allocations are made under Section 704(c) of the Code. The amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference. A book-tax difference generally is decreased on an annual basis as a result of depreciation deductions to the contributing partner for book purposes but not for tax purposes. The allocations under Section 704(c) of the Code are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

The U.S. tax laws require partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference, and provide several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of a Partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which may adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends. Our Partnerships may use any allowable method to account for book-tax differences in a manner that allows us to minimize any potential adverse consequences described above.

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or built-in loss on those properties for federal income tax purposes at the time of the contribution.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “—Income Tests.” We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

State and Local Taxes

We and/or our shareholders may be subject to taxation by various states and localities, including those in which we or a shareholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our shares.

Possible Legislative or Other Actions Affecting Tax Considerations

Prospective investors should recognize that the present federal income tax treatment of an investment in our shares may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, resulting in revisions of the U.S. Treasury regulations and revised interpretations of established concepts as well as statutory changes. In particular, technical corrections legislation and implementing regulations and rulings continue to be promulgated in response to recent substantial amendments to federal income tax law, including the Tax Cuts and Jobs Act and the CARES Act. No prediction can be made as to the likelihood of passage of new tax legislation or other provisions, or the direct or indirect effect on us and our shareholders. Revisions in federal income tax laws and interpretations thereof could adversely affect our ability to qualify and be taxed as a REIT, as well as the tax consequences of an investment in our shares.

PLAN OF DISTRIBUTION

This prospectus relates to the issuance by us of up to 2,684,005 shares of our Class A common stock if, and to the extent that, the non-managing members of UB High Ridge tender their DR Units for redemption and we elect, in our sole discretion, to exchange such DR Units for Class A common stock in lieu of a cash redemption by UB High Ridge.

We have not and will not receive any cash proceeds from the issuance of the shares of our Class A common stock to tendering non-managing members. However, we will acquire DR Units from such members in exchange for the Class A common stock, which will consequently increase our percentage ownership interest in UB High Ridge. We are registering the shares of our Class A common stock to provide the tendering non-managing members with freely tradable securities. The registration of the shares of our Class A common stock covered by this prospectus satisfies our contractual obligation to do so, but does not necessarily mean that any of the holders of DR Units will exercise their redemption rights or that upon any such redemption we will elect, in our sole absolute discretion, to redeem such DR Units for shares of our Class A common stock instead of paying a cash amount.

Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “UBA”.

All costs, expenses and fees in connection with the registration of the shares of Class A common stock covered by this prospectus will be borne by us.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference certain information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which have been filed with the SEC.

●	Our Annual Report on Form 10-K for the fiscal year ended October 31, 2019;
●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2020 and April 30, 2020;
●	Our Current Reports on Form 8-K filed on December 19, 2019 and March 20, 2020;
●	The description of our common stock, which is registered under Section 12 of the Exchange Act, contained in our Form 8-A, filed on March 12, 1997 with the SEC under Section 12(b) of the Exchange Act and including any additional amendment or report filed for the purpose of updating such description;

●	The description of our Class A common stock, which is registered under Section 12 of the Exchange Act, contained in our Form 8-A, filed on June 17, 1998, as amended by our Form 8-A/A filed on August 3, 1998 with the SEC under Section 12(b) of the Exchange Act and including any additional amendment or report filed for the purpose of updating such description;

●	The description of our Series K Cumulative Redeemable Preferred Stock, which is registered under Section 12 of the Exchange Act, contained in our Form 8-A, filed on September 27, 2019 with the SEC under Section 12(b) of the Exchange Act and including any additional amendment or report filed for the purpose of updating such description;

●	The description of our Series H Cumulative Redeemable Preferred Stock, which is registered under Section 12 of the Exchange Act, contained in our Form 8-A, filed on September 15, 2019 with the SEC under Section 12(b) of the Exchange Act and including any additional amendment or report filed for the purpose of updating such description; and

●	The description of our Common Stock Rights to purchase Series I Participating Preferred Shares and Class A Common Stock Rights to purchase Series J Participating Preferred Shares, which is registered under Section 12 of the Exchange Act, contained in our Form 8-A, filed on October 25, 2018 with the SEC under Section 12(b) of the Exchange Act and including any additional amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents that we may subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment terminating this registration statement, including all documents that we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of first filing this registration statement and prior to the effectiveness of this registration statement, provided, however, that we are not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless, and to the extent, specified in any such Current Report on Form 8-K. Any statement herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the documents which are incorporated by reference in this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Investor Relations, Urstadt Biddle Properties Inc., 321 Railroad Avenue, Greenwich, CT 06830, or by calling Investor Relations directly at (203) 863-8200.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Miles & Stockbridge P.C., Baltimore, Maryland. Certain federal income tax matters will be passed upon by Baker & McKenzie LLP, Chicago, Illinois.

EXPERTS

Our consolidated financial statements and related financial statement schedule as of October 31, 2019 and 2018 and for each of the three fiscal years ended October 31, 2019 and the effectiveness of our internal control over financial reporting as of October 31, 2019 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended October 31, 2019 have been audited by PKF O’Connor Davies, LLP, an independent registered public accounting firm, as set forth in its reports thereon, and have been incorporated herein in reliance on said reports of such firm given on its authority as experts in auditing and accounting in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site at www.sec.gov that contains reports, proxy statements and other information regarding registrants like us that file electronically with the SEC. You can inspect the reports, proxy statements and other information on this website. In addition, we maintain a website containing more information about our com Company at www.ubproperties.com.

This prospectus, which constitutes part of a registration statement on Form S-3 filed with the SEC, does not include all of the information, undertakings and exhibits included in such registration statement. Copies of the full registration statement can be obtained from the SEC as indicated above, or from us.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the securities being registered. All the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$5,150
Legal fees and expenses	50,000
Accounting fees and expenses	10,000
Printing Expenses	2,000
Miscellaneous expenses	1,000
Total	$68,150

Item 15. Indemnification of Directors and Officers

Charter and Bylaws. Our Charter provides that we have the power, by our Bylaws or by resolution of the Board of Directors, to indemnify directors, officers, employees and agents, provided that indemnification is consistent with applicable law. The Bylaws provide that we will indemnify, to the fullest extent permitted from time to time by applicable law, our directors, officers, employees and agents and any person serving at our request as a director, officer or employee of another corporation or entity, who by reason of that status or service is or is threatened to be made a party to, or is otherwise involved in, any action, suit or proceeding. According to our Bylaws, indemnification will be against all liability and loss suffered and expenses, including attorneys’ fees, judgments, fines, penalties and amounts paid in settlement, reasonably incurred by the indemnified person in connection with the proceeding. The Bylaws provide, however, that we will not be required to indemnify a person in connection with an action, suit or proceeding initiated by that person unless it was authorized by the Board of Directors. The Bylaws provide that we will pay or reimburse reasonable expenses in advance of final disposition of a proceeding and without requiring a preliminary determination of the ultimate entitlement to indemnification, provided that the individual seeking payment provides (a) a written affirmation of the individual’s good faith belief that the individual meets the standard of conduct necessary for indemnification under the laws of the State of Maryland, and (b) a written undertaking to repay the amount advanced if it is ultimately determined that the applicable standard of conduct has not been met. Our Charter limits the liability of our officers and directors to our Company and our stockholders for money damages to the maximum extent permitted by Maryland law.

Maryland General Corporation Law. The MGCL permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to the corporation or at the corporation’s request, unless it is established that (i) the act or omission of the person was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (ii) the person actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful. The MGCL does not permit indemnification in respect of any proceeding in which the person seeking indemnification is adjudged to be liable to the corporation. Further, a person may not be indemnified for a proceeding brought by that person against the corporation, except (i) for a proceeding brought to enforce indemnification or (ii) if the corporation’s charter or bylaws, a resolution of the board of directors, or an agreement approved by the board of directors to which the corporation is a party expressly provides otherwise. Under the MGCL, reasonable expenses incurred by a director or officer who is a party to a proceeding may be paid or reimbursed by the corporation in advance of final disposition of the proceeding upon receipt by the corporation of (i) a written affirmation by the person of his or her good faith belief that the standard of conduct necessary for indemnification has been met and (ii) a written undertaking by or on behalf of the person to repay the amount if it shall ultimately be determined that the standard of conduct has not been met. The MGCL also requires a corporation (unless limited by the corporation’s charter) to indemnify a director or officer who is successful, on the merits or otherwise, in the defense of any proceeding against reasonable expenses incurred by the director in connection with the proceeding in which the director or officer has been successful. Our Charter contains no such limitation. The MGCL permits a corporation to limit the liability of its officers and directors to the corporation and its stockholders for monetary damages, except to the extent that (i) it is proved that the person actually received an improper benefit or profit in money, property or services; or (ii) a final judgment adverse to the person is entered based on a finding that the person’s act or omission was the result of active or deliberate dishonesty and was material to the cause of action adjudicated.

SEC Position. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16. List of Exhibits

The following is a list of exhibits filed as part of this registration statement, which are incorporated herein.

Exhibit
Number	Exhibit Description
4.3	Amended Articles of Incorporation of the Company dated December 30, 1996 (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2013 (SEC File No. 001-12803)).
4.4	Articles Supplementary of the Company dated March 12, 1997, classifying the Company’s Series A Participating Preferred Shares (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2013 (SEC File No. 001-12803)).
4.5	Articles of Amendment with Name Change dated March 11, 1998 to the Company’s Amended Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2013 (SEC File No. 001-12803)).
4.6	Articles Supplementary of the Company dated June 16, 1998, classifying the Company’s Class A Common Stock (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2013 (SEC File No. 001-12803)).
4.7	Articles Supplementary of the Company dated April 7, 2005, classifying the Company’s Series D Senior Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2013 (SEC File No. 001-12803)).
4.8	Certificate of Correction dated April 29, 2005 to the Articles Supplementary of the Company dated April 7, 2005 (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2013 (SEC File No. 001-12803)).
4.9	Articles Supplementary of the Company dated April 29, 2005, classifying 850,000 additional shares of the Company’s Series D Senior Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2013 (SEC File No. 001-12803)).
4.10	Articles Supplementary of the Company dated June 3, 2005, classifying 450,000 additional shares of the Company’s Series D Senior Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2013 (SEC File No. 001-12803)).

Exhibit Number	Exhibit Description
4.11	Articles Supplementary of the Company dated October 22, 2012, classifying the Company’s Series F Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2013 (SEC File No. 001-12803)).
4.12	Articles of Amendment dated March 21, 2013 to the Company’s Amended Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2013 (SEC File No. 001- 12803)).
4.13	Articles Supplementary of the Company dated October 23, 2014, classifying the Company’s Series G Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated October 27, 2014 (SEC File No. 001-12803)).
4.14	Articles Supplementary of the Company dated December 12, 2014, reclassifying several series of the Company’s preferred stock (incorporated by reference to Exhibit 99.2 of the Company’s Current Report on Form 8-K dated December 16, 2014 (SEC File No. 001-12803)).
4.15	Articles Supplementary of the Company dated September 13, 2017, classifying the Company’s 6.250% Series H Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1(m)) of the Company’s Registration Statement on Form 8-A filed on September 15, 2017 (SEC File No. 001-12803).
4.16	Articles Supplementary of the Company, dated August 13, 2018, classifying the Company’s Series I Participating Preferred Shares (incorporated by reference to Exhibit 3.1(a) of the Company’s Current Report on Form 8-K filed on August 13, 2018 (SEC File No. 001-12803)).
4.17	Articles Supplementary of the Company, dated August 13, 2018, classifying the Company’s Series J Participating Preferred Shares (incorporated by reference to Exhibit 3.1(b) of the Company’s Current Report on Form 8-K filed on August 13, 2018 (SEC File No. 001-12803)).
4.18	Articles Supplementary of the Company, dated September 27, 2019, classifying the Company’s 5.875% Series K Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1(p) of the Company’s Registration Statement on Form 8-A filed on September 27, 2019 (SEC File No. 001-12803)).
4.19	Bylaws of the Company, Amended and Restated as of December 11, 2014 (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K dated December 16, 2014 (SEC File No. 001-12803)).
4.20	Rights Agreement between the Company and Computershare Inc., as Rights Agent, dated as of August 13, 2018 (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on August 13, 2018 (SEC File No. 001-12803)).
5.1	Opinion of Miles & Stockbridge P.C. as to the legality of the securities.*
8.1	Opinion of Baker & McKenzie LLP as to tax matters.*

Exhibit Number	Exhibit Description
23.1	Consent of PKF O’Connor Davies, LLP.*
23.2	Consent of Miles & Stockbridge P.C. (included in Exhibit 5.1).*
23.3	Consent of Baker & McKenzie LLP (included in Exhibit 8.1).*
24.1	Power of Attorney (included on the signature page to this Registration Statement).*
____________________

*	Filed herewith

**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

Item 17. Undertakings

Urstadt Biddle Properties Inc. hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by Urstadt Biddle Properties Inc. pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering, made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, Urstadt Biddle Properties Inc. undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of Urstadt Biddle Properties Inc. relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of Urstadt Biddle Properties Inc. or used or referred to by Urstadt Biddle Properties Inc.;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about Urstadt Biddle Properties Inc. or its securities provided by or on behalf of Urstadt Biddle Properties Inc.; and

(iv) Any other communication that is an offer in the offering made by Urstadt Biddle Properties Inc. to the purchaser.

(6) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of Urstadt Biddle Properties Inc.’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Urstadt Biddle Properties Inc. pursuant to the foregoing provisions, or otherwise, Urstadt Biddle Properties Inc. has been advised that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Urstadt Biddle Properties Inc. of expenses incurred or paid by a director, officer or controlling person of Urstadt Biddle Properties Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Urstadt Biddle Properties Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, Connecticut on June 8, 2020.

URSTADT BIDDLE PROPERTIES INC.

By:	/s/ Willing L. Biddle
Name:	Willing L. Biddle
Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below. Each person whose signature appears below as a signatory to this registration statement hereby constitutes and appoints Charles D. Urstadt and Willing L. Biddle, or either one of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, and any and all pre- or post-effective amendments thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as that person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefore may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ Charles D. Urstadt	Chairman and Director	June 8, 2020
Charles D. Urstadt

/s/ Willing L. Biddle	President, Chief Executive	June 8, 2020
Willing L. Biddle	Officer and Director (Principal
Executive Officer)

/s/ John T. Hayes	Senior Vice President and Chief	June 8, 2020
John T. Hayes	Financial Officer (Principal
Financial Officer and Principal
Accounting Officer)

/s/ Kevin J. Bannon	Director	June 8, 2020
Kevin J. Bannon

/s/ Catherine U. Biddle	Director	June 8, 2020
Catherine U. Biddle

/s/ Noble O. Carpenter	Director	June 8, 2020
Noble O. Carpenter

/s/ Bryan O. Colley	Director	June 8, 2020
Bryan O. Colley

/s/ Richard Grellier	Director	June 8, 2020
Richard Grellier

/s/ Willis H. Stephens, Jr.	Director	June 8, 2020
Willis H. Stephens, Jr.

/s/ Robert J. Mueller	Director	June 8, 2020
Robert J. Mueller